                                                                    Exhibit 5.3
--------------------------------------------------------------------------------


                       LEPERCQ CORPORATE INCOME FUND L.P.,
                                    as Issuer


                      LEXINGTON CORPORATE PROPERTIES, INC.
                                       and
                                 LEX GP-1, INC.,
                                  as Guarantors



                                   $25,000,000



                8% Exchangeable Redeemable Secured Notes due 2004



                                    INDENTURE



                           Dated as of March 17, 1997



                            THE CHASE MANHATTAN BANK,



                                   as Trustee




--------------------------------------------------------------------------------

                              CROSS-REFERENCE TABLE

                       LEPERCQ CORPORATE INCOME FUND L.P.

Trust Indenture
  Act Section                                   Indenture
  -----------                                     ---------
Section 310(a)(1)                                  7.10
     (a)(2)                                        7.10
     (a)(3)                                        Not Applicable
     (a)(4)                                        Not Applicable
     (b)                                           7.8; 7.10; 12.2
     (c)                                           Not Applicable
Section 311(a)                                     7.11
     (b)                                           7.11
     (c)                                           Not Applicable
Section 312(a)                                     2.5
     (b)                                           12.3
     (c)                                           12.3
Section 313(a)                                     7.6
     (b)(1)                                        Not Applicable
     (b)(2)                                        7.6
     (c)                                           7.6; 12.2
     (d)                                           7.6
Section 314(a)                                     4.2; 12.2
     (b)                                           Not Applicable
     (c)(1)                                        12.4
     (c)(2)                                        12.4
     (c)(3)                                        Not Applicable
     (d)                                           10.2
     (e)                                           12.5
     (f)                                           4.5
Section 315(a)                                     7.1(b)
     (b)                                           7.5; 12.2
     (c)                                           7.1(a)
     (d)                                           7.1(c)
     (e)                                           6.10
Section 316(a)(last sentence)                      2.8
     (a)(1)(A)                                     6.5
     (a)(1)(B)                                     6.4
     (a)(2)                                        Not Applicable
     (b)                                           6.6
Section 317(a)(1)                                  6.7

     (a)(2)                                        6.8
     (b)                                           2.4
Section 318(a)                                     12.1

----------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                                Page
                                                                                ----
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE......................................  1
      SECTION 1.1       Definitions.............................................  1
      SECTION 1.2       Other Definitions.......................................  6
      SECTION 1.3       Incorporation by Reference of Trust
            Indenture Act.......................................................  6

ARTICLE 2
THE SECURITIES..................................................................  7
      SECTION 2.1       Dating; Incorporation of Form in Indenture..............  7
      SECTION 2.2       Execution and Authentication; Amount....................  8
      SECTION 2.3       Registrar and Agents....................................  9
      SECTION 2.4       Paying Agent to Hold Money in Trust.....................  9
      SECTION 2.5       Securityholder Lists.................................... 10
      SECTION 2.6       Transfer and Replacement................................ 10
      SECTION 2.7       Mutilated, Destroyed, Lost or Stolen
                        Securities.............................................. 12
      SECTION 2.8       Outstanding Securities.................................. 12
      SECTION 2.9       Temporary Securities.................................... 13
      SECTION 2.10      Cancellation............................................ 13
      SECTION 2.11      Defaulted Interest...................................... 13
      SECTION 2.12      Persons Deemed Owners................................... 14
      SECTION 2.13      CUSIP Number............................................ 14
      SECTION 2.14      Interest................................................ 14

ARTICLE 3
REDEMPTION OF SECURITIES........................................................ 15
      SECTION 3.1       Right of Redemption..................................... 15
      SECTION 3.4       Selection by Trustee of Securities to be
                        Redeemed................................................ 15
      SECTION 3.5       Notice of Redemption by the Issuer...................... 16
      SECTION 3.6       Effect of Notice of Redemption.......................... 17
      SECTION 3.7       Deposit of Redemption Price............................. 18
      SECTION 3.8       Securities Redeemed in Part............................. 19

ARTICLE 4
COVENANTS....................................................................... 19
      SECTION 4.1       Payment of the Securities............................... 19
      SECTION 4.2       SEC Reports............................................. 20

      SECTION 4.3       Waiver of Stay, Extension or Usury Laws................. 20
      SECTION 4.4       Notice of Default....................................... 20
      SECTION 4.5       Compliance Certificates................................. 21
      SECTION 4.6       Limitation on Dividends and Other
                        Distributions........................................... 21

ARTICLE 5
SUCCESSOR CORPORATION........................................................... 22
      SECTION 5.1       Merger, Consolidation or Sale of Assets by
                        the Issuer.............................................. 22
      SECTION 5.2       Successor Corporation or Trust Substituted.............. 23

ARTICLE 6
DEFAULTS AND REMEDIES........................................................... 25
      SECTION 6.1       Events of Default....................................... 25
      SECTION 6.2       Acceleration............................................ 28
      SECTION 6.3       Other Remedies.......................................... 29
      SECTION 6.4       Waiver of Defaults and Events of Default................ 29
      SECTION 6.5       Control by Majority..................................... 29
      SECTION 6.6       Rights of Holders to Receive Payment.................... 29
      SECTION 6.7       Limitation on Suits..................................... 30
      SECTION 6.8       Collection Suit by Trustee.............................. 30
      SECTION 6.9       Trustee May File Proofs of Claim........................ 31
      SECTION 6.10      Trustee May Enforce Claims Without
                        Possession of Securities................................ 32
      SECTION 6.11      Priorities.............................................. 32
      SECTION 6.12      Undertaking for Costs................................... 33

ARTICLE 7
TRUSTEE......................................................................... 33
      SECTION 7.1       Duties of Trustee....................................... 33
      SECTION 7.2       Rights of Trustee....................................... 35
      SECTION 7.3       Individual Rights of Trustee............................ 36
      SECTION 7.4       Trustee's Disclaimer.................................... 36
      SECTION 7.5       Notice of Defaults...................................... 36
      SECTION 7.6       Reports by Trustee to Holders........................... 37
      SECTION 7.7       Compensation and Indemnity.............................. 37
      SECTION 7.8       Replacement of Trustee.................................. 38
      SECTION 7.9       Successor Trustee by Merger, etc........................ 39
      SECTION 7.10      Eligibility; Disqualification........................... 39
      SECTION 7.11      Preferential Collection of Claims Against
                        Issuer.................................................. 40

ARTICLE 8
SATISFACTION AND DISCHARGE OF INDENTURE......................................... 40
      SECTION 8.1       Satisfaction, Discharge and Defeasance of
                        the Securities.......................................... 40
      SECTION 8.2       Satisfaction and Discharge of Indenture................. 41
      SECTION 8.3       Survival of Certain Obligations......................... 41
      SECTION 8.4       Application of Trust Money.............................. 42
      SECTION 8.5       Paying Agent to Repay Monies Held....................... 42
      SECTION 8.6       Return of Unclaimed Monies.............................. 42
      SECTION 8.7       Reinstatement........................................... 43

ARTICLE 9
AMENDMENTS AND WAIVERS.......................................................... 43
      SECTION 9.1       Without Consent of Holders.............................. 43
      SECTION 9.2       With Consent of Holders................................. 44
      SECTION 9.3       Compliance with Trust Indenture Act..................... 45
      SECTION 9.4       Revocation and Effect of Consents....................... 45
      SECTION 9.5       Notation on or Replacement of Securities................ 46
      SECTION 9.6       Trustee to Sign Amendments, etc......................... 46

ARTICLE 10
SECURITY........................................................................ 46
      SECTION 10.1      Mortgage and Other Security Documents................... 46
      SECTION 10.2      Recording, Etc.......................................... 47
      SECTION 10.3      Suits to Protect the Collateral......................... 48

ARTICLE 11
SUBORDINATION OF SECURITIES TO SENIOR INDEBTEDNESS.............................. 48
      SECTION 11.1      Securities Subordinated to Senior
                        Indebtedness; Except to the Extent of
                        Collateral Proceeds..................................... 48
      SECTION 11.2      Liquidation; Dissolution; Bankruptcy.................... 49
      SECTION 11.3      Default on Senior Indebtedness.......................... 50
      SECTION 11.4      When Distribution Must Be Paid Over..................... 51
      SECTION 11.5      Notice by the Issuer.................................... 51
      SECTION 11.6      Subrogation............................................. 52
      SECTION 11.7      Relative Rights......................................... 52
      SECTION 11.8      Subordination May Not Be Impaired by the
                        Issuer.................................................. 52
      SECTION 11.9      Distribution or Notice to Representatives............... 53
      SECTION 11.10     Rights of Trustee and Holders........................... 53
      SECTION 11.11     Holders Entitled to Assume Payments Not
                        Prohibited in Absence of Notice......................... 53

      SECTION 11.12     Application by Trustee of Monies Deposited
                        With It................................................. 53
      SECTION 11.13     Officers' Certificate................................... 54
      SECTION 11.14     Certain Payments........................................ 54
      SECTION 11.15     Names of Representatives................................ 54
      SECTION 11.16     Article 11 Not To Prevent Events of Default or Limit
                        Right To Accelerate or Exercise Remedies................ 54
      SECTION 11.17     Reliance by Holders of Senior Indebtedness
                        on Subordination Provisions............................. 55
      SECTION 11.18     No Fiduciary Duty Created to Holders of
                        Senior Indebtedness..................................... 55

ARTICLE 12
EXCHANGE OF SECURITIES.......................................................... 55
      SECTION 12.1      Right of Exchange; Exchange Price....................... 55
      SECTION 12.2      Issuance of Shares on .................................. 56
      SECTION 12.3      No Adjustment for Interest or Dividends................. 57
      SECTION 12.4      Adjustment of Exchange Price............................ 57
      SECTION 12.5      Notice of Adjustment of Exchange Price.................. 60
      SECTION 12.6      Notice of Certain Action................................ 61
      SECTION 12.7      Taxes on Exchanges...................................... 62
      SECTION 12.8      Fractional Shares....................................... 62
      SECTION 12.9      Cancellation of Exchanged Securities.................... 62
      SECTION 12.10     Provisions in Case of Consolidation, Merger
                        or Sale of Assets....................................... 63
      SECTION 12.11     Disclaimer by Trustee and Exchange Agent of
                        Responsibility for Certain Matters...................... 63
      SECTION 12.12     Covenant to Reserve Shares.............................. 64
      SECTION 12.13     Refusal to Exchange Securities to Protect
                        Status.................................................. 64

ARTICLE 13
GUARANTEE....................................................................... 65
      SECTION 13.1      Guarantee of the Obligations of the Issuer.............. 65
      SECTION 13.2      Enforcement of Guarantee................................ 67
      SECTION 13.3      Guarantee Subordinated to Senior
                        Indebtedness............................................ 67
      SECTION 13.4      Subrogation............................................. 67

ARTICLE 14
MISCELLANEOUS................................................................... 68
      SECTION 14.1      Trust Indenture Act Controls............................ 68

      SECTION 14.2      Notices................................................. 68
      SECTION 14.3      Communications by Holders with Other
                        Holders................................................. 69
      SECTION 14.4      Certificate and Opinion as to Conditions
                        Precedent............................................... 70
      SECTION 14.5      Statements Required in Certificate and
                        Opinion................................................. 70
      SECTION 14.6      Rules by Trustee and Agents............................. 71
      SECTION 14.7      Record Date............................................. 71
      SECTION 14.8      Legal Holidays.......................................... 71
      SECTION 14.9      Governing Law........................................... 71
      SECTION 14.10     No Adverse Interpretation of Other
                        Agreements.............................................. 71
      SECTION 14.11     No Recourse against Others.............................. 71
      SECTION 14.12     Successors.............................................. 72
      SECTION 14.13     Multiple Counterparts................................... 72
      SECTION 14.14     Table of Contents, Headings, etc........................ 72
      SECTION 14.15     Severability............................................ 72

Signatures

Exhibit A - Form of Mortgage
Exhibit B - Form of Security
Exhibit C - Form of Guarantee

            INDENTURE dated as of March 17, 1997 among LEPERCQ CORPORATE INCOME FUND L.P., a Delaware limited partnership (the "Issuer"), LEXINGTON CORPORATE PROPERTIES, INC., a Maryland corporation (the "REIT"), LEX GP-1, INC., a Delaware corporation (the "General Partner"), and The Chase Manhattan Bank, a New York banking corporation acting for the benefit and on behalf of the holders of the Securities ("Trustee").

            Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's 8% Exchangeable Redeemable Secured Notes due 2004 (the "Securities"):


                                    ARTICLE 1

                  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1 Definitions.

            "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, the General Partner or the REIT. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by agreement or otherwise.

            "Agent" means any Registrar, Paying Agent, Exchange Agent, co-registrar or agent for service of notices and demands.

            "Board of Directors" means the Board of Directors of the REIT, the Board of Directors of the General Partner, or any committee of the Board of Directors.

            "Business Day" means a day that is not a Legal Holiday.

            "Capital Stock" means any and all shares or other equivalents (however designated) of common stock in the case of a corporation, or partnership interests (however designated) in the case of a partnership.

            "Charter" means the organizational documents of the Issuer, the REIT, or the General Partner as the case may be, as amended or supplemented at any time.

            "Closing Price" means with respect to the shares of common stock of the REIT on any day, (i) the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or (ii) if the shares of common stock are not listed or admitted to trading on the New York Stock Exchange, the last reported sales price regular way, or in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, on the principal national securities exchange or national market system on which the shares of common stock are listed or admitted to trading or quoted, or (iii) if the shares of common stock are not listed or admitted to trading on any national securities exchange or national market system, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the REIT for that purpose.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Collateral" means, at any time, all of the property, interests and rights then subject to the lien and security interest of the Mortgage and the other Security Documents.

            "Collateral Proceeds" means the proceeds of any sale or disposition of any Collateral or of any insurance recovery with respect thereto.

            "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 450 West 33rd Street - 15th Floor, New York, New York 10001.

            "Credit Agreement" means that certain Amended and Restated Revolving Credit Agreement, dated as of February 20,

1997 by and among the REIT, the Issuer, the General Partner, certain other related borrowers, the lenders party thereto and Fleet National Bank, as agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Dollar" or "$" means the lawful money of the United States of America.

            "General Partner" means the party named as such in the Preamble to this Indenture until a successor replaces it pursuant to the Indenture and thereafter means the successor.

            "Guarantee" means the guarantee of the obligations of the Issuer by the REIT and the General Partner contained in Article 13 of this Indenture.

            "Holdback Period" means the period during which the Capital Stock of the REIT issuable upon exchange of the Securities is prohibited from being sold pursuant to Section 6(b) of the Registration Rights Agreement.

            "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books. A Holder or Securityholder is referred to from time to time in the Securities Documents as a Noteholder.

            "Indebtedness" with respect to any Person means:

            (1) any debt (i) for money borrowed, or (ii) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed by a Person in the ordinary course of business in connection with the obtaining of goods, materials or services or obligations resulting from the endorsement of negotiable instruments in the ordinary course of business, or (iii) which is a direct or indirect obligation which arises as a result of banker's acceptances or bank letters of credit issued to secure obligations of such Person, or to secure the payment of revenue bonds issued for the benefit of such Person, whether contingent or otherwise;

            (2) any debt of others described in the preceding clause (1) which such Person has guaranteed or for which it is otherwise liable;

            (3) the obligation of such Person as lessee under any lease of property which is reflected on such Person's balance sheet as a capitalized lease; and

            (4) any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses
(1), (2) and (3), provided, however, that, in computing the "Indebtedness" of any Person, there shall be excluded any particular indebtedness if, upon or prior to the maturity thereof, there shall have been deposited with a depository in trust money (or evidences of indebtedness if permitted by the instrument creating such indebtedness) in the necessary amount to pay, redeem or satisfy such indebtedness as it becomes due, and the amount so deposited shall not be included in any computation of the assets of such Person.

            "Indenture" means this Indenture as amended or supplemented from time to time.

            "Issuer" means the party named as such in the Preamble to this Indenture until a successor replaces it pursuant to the Indenture and thereafter means the successor.

            "Lien" means any mortgage, lien, pledge, charge, security interest or encumbrance of any nature whatsoever.

            "Mortgage" means the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of March 17, 1997 between the Issuer, as Mortgagor, and the Trustee, as mortgagee, covering the Real Estate Collateral or real property constituting substitute Collateral or other real property which has become Collateral pursuant to this Indenture, substantially in the form attached hereto as Exhibit A and constituting a part hereof for all purposes, or such other form as may be required by applicable state law or local custom.

            "Obligations" means any principal, premium, interest (including post-petition interest), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

            "Officer" means the Chairman of the Board, the Chief Executive Officer, President, any Vice President, the Treasurer, the Secretary or the Controller of (i) the General Partner or (ii) the REIT.

            "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer, Assistant Secretary or Assistant Controller of the General
Partner or the REIT.

            "Opinion of Counsel" means a written opinion from counsel who is not an employee of the REIT, the Issuer, the General Partner or any Affiliate, and who may be outside counsel to the Issuer, the General Partner, the REIT or the Trustee.

            "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "principal" of a Security means the principal amount of the Security plus, when appropriate, the premium, if any, on the Security.

            "Real Estate Collateral" means Collateral covered by the Mortgage.

            "Redemption Date" when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Section 3.1 of this Indenture, provided that such date shall not occur during a Restricted Period.

            "Redemption Opinion" means an Opinion of Counsel from nationally-recognized real estate investment trust counsel.

            "Redemption Price", when used with respect to any Securities to be redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Security annexed hereto as Exhibit B.

            "Registration Rights Agreement" means that certain Registration Rights Agreement dated as of March 17, 1997, among the Issuer, the REIT and the initial Holder, as amended or supplemented from time to time.

            "REIT" means the party named as such in the Preamble to this Indenture until a successor replaces it pursuant to the Indenture and thereafter means the successor.

            "Representative" means the agent or representative, if any, for any Senior Indebtedness.

            "Restricted Period" means any period during which the Capital Stock of the REIT issuable upon exchange of the Securities is prohibited from being sold pursuant to Section 6 of the Registration Rights Agreement.

            "SEC" means the Securities and Exchange Commission.

            "Securities" means the securities in the form of Exhibit B hereto that are issued under this Indenture, as amended or supplemented from time to time, pursuant to this Indenture. The Securities are also referred to from time to time in the Security Documents as the "Notes."

            "Security Documents" means, collectively, the Mortgage, the Assignment of Leases and Rents, any amendments or other supplements thereto, and any other mortgages, deeds of trust, security agreements, financing statements, pledge agreements or security instruments and documents executed by the Issuer or the REIT to secure the obligations contemplated by this Indenture.

            "Senior Indebtedness" shall mean any Obligations of the Issuer, the General Partner or the REIT under the Credit Agreement (unless by the terms of such Indebtedness it is expressly subordinated to the Securities).

            "Subsidiary" means an entity the majority of whose voting stock is owned by the Issuer, the General Partner or the

REIT or a subsidiary of the Issuer, the General Partner or the REIT. Voting stock is Capital Stock having voting power under ordinary circumstances to elect directors or similar positions.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as amended by the Trust Indenture Reform Act of 1990 and as in effect on the date of this Indenture, except as provided in
Section 9.3.

            "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

            "Trust Officer", when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee including any Vice President, Managing Director, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

            "United States" means the United States of America.

SECTION 1.2 Other Definitions.

      Term                                         Defined in Section
      ----                                         ------------------
      "Bankruptcy Law"                                     6.1
      "Custodian"                                          6.1
      "current market price"                              12.4(6)
      "Event of Default"                                   6.1
      "Exchange Agent"                                     2.3
      "exchange price"                                    12.1
      "Issuer Request"                                     2.2
      "Legal Holiday"                                     14.8
      "Outstanding"                                        2.8
      "Paying Agent"                                       2.3
      "Payment Blockage Period"                           11.3
      "Registrar"                                          2.3
      "Rule 13e-3 Transaction"                            12.6
      "U.S. Government Obligations"                        8.1

SECTION 1.3 Incorporation by Reference of Trust Indenture Act.

            Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "Commission" means the SEC.

            "indenture securities" means the Securities.

            "indenture security holder" means a Securityholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Issuer or any other obligor on the indenture securities.

            All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rules have the meanings assigned to them therein.

SECTION 1.4 Rules of Construction.

            Unless the context otherwise requires:

            (1)  a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles in effect as of the date of this Indenture.

            (3)  "or" is not exclusive; and

            (4) words in the singular include the plural, and in the plural include the singular.

                                    ARTICLE 2

                                 THE SECURITIES

SECTION 2.1 Dating; Incorporation of Form in Indenture.

            The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B which is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Issuer is subject, or usage. Subject to the other provisions of this Section 2.1, the Issuer shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

            The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Issuer, the General Partner, the REIT and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.2 Execution and Authentication; Amount.

            Two Officers shall sign the Securities for the Issuer by manual or facsimile signature. The Issuer's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

            If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall nevertheless be valid.

            A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. Such signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

            The Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to $25,000,000 upon the execution of the Indenture and receipt of a written order or orders, from time to time, of the Issuer ("Issuer Request") signed by two Officers or by an Officer and an Assistant Treasurer of the Issuer. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.7. Each such Issuer Request shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

            The Trustee may appoint an authenticating agent to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer or an Affiliate.

            The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

            To evidence the Guarantee, the REIT and the General Partner shall execute the Guarantee in the form of Exhibit C to be endorsed on each Security authenticated by the Trustee which shall, without more, become effective on March 31, 1997.

            An Officer shall sign the Guarantee for the REIT and the General Partner by manual or facsimile signature.

            If an Officer whose signature is on a Guarantee no longer holds that office at the time the Trustee authenticates a Security, the Guarantee shall nevertheless be valid.

            A Guarantee shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security on which such Guarantee is endorsed.

SECTION 2.3 Registrar and Agents.

            The Issuer shall maintain in New York, New York an office or agency where Securities may be presented for registration of transfer or for replacement ("Registrar"), an office or agency where Securities may be presented for payment ("Paying Agent"), an office or agency where Securities may be presented for exchange ("Exchange Agent") and an office or agency where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer or replacement. The Issuer may have one or more co-registrars, one or more additional Paying Agents and one or more additional Exchange Agents. The Issuer, the REIT, the General Partner or any Subsidiary may act as Paying Agent or Exchange Agent. The term "Registrar" includes any co-registrars, the term "Paying Agent" includes any additional paying agent and the term "Exchange Agent" includes any additional exchange agent.

            The Issuer may change any Paying Agent, Registrar or Exchange Agent on 60 days' prior written notice to the Trustee. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar, Paying Agent, Exchange Agent or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such.

            The Issuer initially appoints the Trustee as Registrar, Paying Agent, Exchange Agent and agent for service of notices and demands.

SECTION 2.4 Paying Agent to Hold Money in Trust.

            On or prior to each due date of the principal of and interest on any Securities, the Issuer shall deposit with each Paying Agent a sum sufficient to pay such principal and interest so becoming due. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that it will hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and to notify the Trustee of any default by the Issuer (or any other obligor on the Securities) in making any such payment. If the Issuer, the REIT, the General Partner or a Subsidiary acts as Paying Agent, it shall on or before each due date of the principal of or interest on any Securities, segregate the money and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to forthwith pay to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Issuer, the REIT, the General Partner or any Subsidiary or Affiliate thereof) shall have no further liability for the money.

            The final installment of principal on the Securities shall be payable only upon surrender of such Securities at the office or agency of the Trustee maintained in New York, New York. Payments of principal of and interest on the Securities shall be made at the office or agency of the Trustee maintained in New York, New York or, at the option of any Holder of at least $500,000 aggregate principal amount of "Securities", by wire transfer of immediately available funds for credit to such Holder's account or accounts as such Holder may designate in writing at least 5 Business Days before the scheduled payment date.

SECTION 2.5 Securityholder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Registrar shall furnish to the Trustee at least seven Business Days prior to each semiannual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders. The Trustee may destroy any such list upon receipt of a replacement list. The Paying Agent will solicit from each Securityholder a certification of social security number or taxpayer identification number in accordance with its customary practice and as required by law, unless the Paying Agent is in possession of such certification. Each Paying Agent is authorized to impose back-up withholding with respect to payments to be made to Securityholders to the extent required by law.

SECTION 2.6 Transfer and Replacement.

            When a Security is presented to the Registrar or a co-registrar with a request to register the transfer thereof, the Registrar or co-registrar shall register the transfer as requested and when Securities are presented to the Registrar or a co-registrar with a request to replace them with an equal principal amount of Securities of other authorized denominations, the Registrar shall make the replacement as requested provided that every Security presented or surrendered for registration or transfer or replacement shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed by the Holder thereof or his attorney-in-fact duly authorized in writing. To permit registrations of transfers and replacement, the Issuer shall issue and the Trustee or any authenticating agent shall authenticate Securities at the Registrar's or co-registrar's request. No service charge shall be made for any registration of transfer or replacement of Securities but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, but this provision shall not apply to any replacement pursuant to Section 2.9, 3.8, 9.5 or 12.2 not involving any transfer.

            The Registrar shall not be required (i) to issue, register the transfer of, or replace Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 3.4 and ending at the close of business on the day of selection, or (ii) to register the transfer or replacement of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

            The Issuer may instruct the Exchange Agent in writing to refuse to permit the exchange of any Security (a) during any Restricted Period or (b) if the Board of Directors shall in good faith determine such action necessary (i) to protect the REIT's continuing qualification as a real estate investment trust under Section 856(a) of the Code (ii) to comply with the Ownership Limit or
(iii) to avoid the REIT's classification as a pension-held real estate investment trust under Code Section 856(h). A person shall be considered to own shares of Common Stock if the person Beneficially Owns such Common Stock or Constructively Owns such Common Stock. The terms "Ownership Limit," "Beneficially

Owns" and "Constructively Owns" shall have the meanings set forth in Article Ninth of the REIT's Charter. The Issuer shall advise the Exchange Agent in writing promptly of any such determination by the Board of Directors with respect to any Security, identifying such Security by Holder and other appropriate method and shall instruct the Exchange Agent not to effect the exchange of such Security. The Exchange Agent shall not be liable to the Issuer, Holders of Securities or any other persons for transfers of Securities effected prior to its receipt of such instructions from the Issuer and the Issuer shall indemnify the Exchange Agent for all reasonable costs and expenses incurred by it, in connection with refusing to exchange Securities as instructed by the Issuer.

SECTION 2.7 Mutilated, Destroyed, Lost or Stolen Securities.

            If a mutilated Security is surrendered to the Trustee or if the Holder of a Security presents evidence to the satisfaction of the Issuer and the Trustee that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a new Security in replacement of and substitution for such Security if the requirements of the Trustee and the Issuer are met. An indemnity bond may be required by the Issuer or the Trustee that is sufficient in the judgment of the Issuer to protect the Issuer and is sufficient in the judgment of the Trustee to protect the Trustee or any Agent from any loss which it may suffer if a Security is replaced pursuant to this Section 2.7. The Issuer and the Trustee may charge for reasonable expenses in replacing a Security.

SECTION 2.8 Outstanding Securities.

            Securities "outstanding" means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except
(a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and (b) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Issuer; provided, that in determining whether the Securityholders of the requisite principal amount of outstanding Securities are present at a meeting of Securityholders for quorum purposes or have voted or taken or concurred in any action under this Indenture, including the making of any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the REIT, the General Partner, the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer, the General Partner, the REIT or such other obligor shall be disregarded and deemed not outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Trust Officer of the Trustee actually knows to be so owned shall be disregarded.

            If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

            If the Paying Agent (other than the Issuer, the REIT, the General Partner or any Subsidiary or Affiliate) holds on a Redemption Date or maturity date money deposited with it by or on behalf of the Issuer sufficient to pay the principal of and accrued interest on Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

            A Security does not cease to be outstanding, other than as set forth in this Section 2.8, because the Issuer, the REIT, the General Partner or an Affiliate holds the Security.

SECTION 2.9 Temporary Securities.

            Until definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have non-material variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Securities in replacement of temporary Securities upon written order of the Issuer signed for the Issuer by two Officers. Until so replaced, temporary Securities represent the same rights as definitive Securities. Upon request of the Trustee, the Issuer shall provide a certificate to the effect that the temporary securities meet the requirements of the second sentence of this Section 2.9.

SECTION 2.10 Cancellation.

            The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Exchange Agent shall forward to the Trustee any Securities surrendered to them for transfer, replacement, payment or exchange. The Trustee shall cancel all Securities surrendered for transfer, replacement, payment or exchange and destroy canceled Securities and deliver a certificate of such destruction to the Issuer unless the Issuer directs the Trustee in writing prior to such destruction to deliver canceled Securities to the Issuer. Subject to Sections 2.7, 3.7 and the second paragraph of Section 12.2, the Issuer may not issue Securities to replace Securities that it has previously paid or delivered to the Trustee for cancellation or that a Securityholder has exchanged pursuant to Article 12 hereof.

SECTION 2.11 Defaulted Interest.

            If the Issuer defaults in a payment of interest on the Securities, it shall pay the defaulted interest to the Persons who are Securityholders on a subsequent special record date. After the deposit by the Issuer with the Trustee of money sufficient to pay such defaulted interest, the Trustee shall fix the special record date and payment date. Each such special record date shall be not less than 10 days prior to such payment date. Each such payment date shall be not more than 60 days after the deposit by the Issuer of money to pay the defaulted interest. At least 15 days before the special record date, the Issuer shall mail to each Securityholder a notice that states the special record date, the payment date, and the amount of defaulted interest to be paid.

SECTION 2.12 Persons Deemed Owners.

            Prior to registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the person in whose name such Security is registered as the owner of such Security and neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

SECTION 2.13 CUSIP Number.

            The Issuer may use a "CUSIP" number when issuing the Securities, and if so, the Trustee may use the CUSIP number in notices of redemption or replacement as a convenience to Securityholders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.

SECTION 2.14 Interest.

            The Issuer promises to pay interest on the principal amount of the Security at the rate per annum shown in the Security. The Issuer will pay interest (i) semiannually on March 1 and September 1 of each year beginning September 1, 1997 and (ii) upon the final payment of principal. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 17, 1997; provided that, if there is no existing Default in the payment of interest, and if the Security is authenticated between a record date referred to on the face of the Security and the next succeeding interest payment date, interest shall accrue from such next succeeding interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                                    ARTICLE 3

                            REDEMPTION OF SECURITIES

SECTION 3.1 Right of Redemption.

            The Securities may be redeemed at the election of the Issuer, as a whole or from time to time in part, under the conditions and at the redemption price (the "Redemption Price") specified in the form of Security annexed hereto as Exhibit B, together with accrued and unpaid interest to the Redemption Date; provided, however, that the Issuer may not redeem any Securities during a Restricted Period.

SECTION 3.2 Applicability of Article.

            Redemption of Securities at the election of the Company, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 3.3 Notices to Trustee.

            If the Issuer elects to redeem the Securities pursuant to the optional redemption provisions of Paragraph 5 of the Securities, it shall notify the Trustee of the Redemption Date and the principal amount of Securities to be redeemed. The notice shall be in writing and accompanied by an Officers' Certificate stating that the redemption complies with the provisions of this Indenture and that no Restricted Period is currently in effect nor will be in effect during the period the Securities are to be redeemed. In case of any partial redemption at the election of the Issuer, the Issuer shall, at least 45 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee by delivery to the Trustee of an Officers' Certificate of such Redemption Date, the Redemption Price and of the principal amount of Securities to be redeemed and in the event of a redemption pursuant to Paragraph 5(b) of the Securities, a Redemption Opinion that the redemption is necessary (i) to protect the REIT's continuing qualification as a real estate investment trust under Section 856(a)(6) of the Internal Revenue Code, (ii) to comply with the Ownership Limit, or

(iii) to avoid the REIT's classification as a pension-held real estate investment trust under Code Section 856(h).

SECTION 3.4 Selection by Trustee of Securities to be Redeemed.

            If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 45 nor less than 30 days prior to the Redemption Date by the Trustee, from the outstanding Securities not previously called for redemption, pro-rata and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Securities of a denomination larger than $1,000.

            If any Security selected for partial redemption is exchanged in part before termination of the exchange right with respect to the portion of the Security so selected, the exchanged portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. For the purpose of selecting Securities to be redeemed, the Trustee shall treat as outstanding for the purpose of such selection any Securities surrendered for exchange during the 15 day period preceding the selection of the Securities.

            The Trustee shall promptly notify the Issuer and the Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

            For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

            The Trustee's selection of Securities for redemption by any method authorized by this Section 3.4 shall be conclusively deemed reasonable and the Trustee shall incur no liability in connection with such selection.

SECTION 3.5 Notice of Redemption by the Issuer.

            At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed, with a copy to the Trustee, but any failure to give such notice by mail to a Holder or Holders of not more than 30% in aggregate principal amount of Securities to be redeemed, or any defect thereon, shall not effect the validity of the notice to any other Holder.

The notice shall identify the Securities (including CUSIP number, if any), to be redeemed and shall state:

            (1)  the Redemption Date;

            (2) the Redemption Price and the amount of accrued and unpaid interest, if any, to the Redemption Date;

            (3) the name and address of the Paying Agent and the Exchange Agent;

            (4) that if less than all of the outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts to be redeemed) of the particular Securities to be redeemed;

            (5) that on the Redemption Date the Redemption Price and accrued and unpaid interest, if any, will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date;

            (6) the exchange price, and that Securities called for redemption may be exchanged at any time before the close of business on the Business Day prior to the Redemption Date and if not exchanged prior to the close of business on the Business Day prior to Redemption Date, the right of exchange will be lost;

            (7) that Holders who elect to exchange Securities must satisfy the requirements of Paragraph 7 of the Securities;

            (8) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and accrued and unpaid interest, if any; and

            (9) that if any Security is being redeemed in part, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

            Notice of redemption of Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and the expense of the Issuer. If a CUSIP number is listed in such notice or printed on the Security, the notice shall state that no representation is made as to the correctness or accuracy of such CUSIP number.

SECTION 3.6 Effect of Notice of Redemption.

            Subject to the limitation in Section 3.1, once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price and interest on such Securities shall cease to accrue on and after such Redemption Date, provided, however, that any regular semiannual payment of interest becoming due on the Redemption Date shall be payable to the holder of any such Securities as provided in Paragraph 2 of the Securities. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price, plus accrued and unpaid interest to the Redemption Date.

            If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.

SECTION 3.7 Deposit of Redemption Price.

            On or prior to any Redemption Date, the Issuer shall deposit with the Paying Agent (or if the Issuer or a Subsidiary is the Paying Agent, shall segregate and hold in trust or cause such Subsidiary to segregate and hold in trust) an amount of money in immediately available funds by 10:00 a.m. New York time on such Redemption Date sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an interest payment date) accrued and unpaid interest on all Securities to be redeemed on that date other than any Securities called for redemption on that date which have been exchanged prior to the date of such deposit.

            If any Security called for redemption is exchanged, any money deposited with any Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security to receive interest as provided in Section 2.11) be paid to the Issuer upon the Issuer's request or, if then held in trust by the Issuer or a Subsidiary, shall be discharged from such trust.

            In connection with any redemption of Securities which the Issuer has refused to exchange pursuant to Section 12.13, the Issuer shall use its reasonable best efforts to arrange for the purchase and exchange of any Securities by an agreement with one or more investment banking firms or other purchasers to purchase such Securities by paying to the Trustee in trust for the Securityholders, not later than one Business Day prior to the Redemption Date, an amount not less than the applicable Redemption Price, together with interest accrued to the date fixed for redemption, of such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Issuer to pay the Redemption Price of such Securities, together with interest accrued to the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is made, any Securities not duly surrendered for exchange by the Holders thereof may, at the option of the Issuer, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 11) surrendered by such purchasers for exchange, all as of immediately prior to the close of business on the date fixed for redemption, subject to payment by the purchasers as specified above. The Trustee shall hold and dispose of any such amount paid to it in the same manner as it would moneys deposited with it by the Issuer for the redemption of Securities. Without the Trustee's prior written consent, no arrangement between the Issuer and such purchasers for the purchase and exchange of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in the Indenture, and the Issuer agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and exchange of any Securities between the Issuer and such purchasers including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

SECTION 3.8 Securities Redeemed in Part.

            Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Issuer designated for that purpose pursuant to Section 2.3 (with, if the Issuer or Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered (in such authorized denominations as such Holder may request).


                                    ARTICLE 4

                                    COVENANTS

SECTION 4.1 Payment of the Securities.

            The Issuer shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuer, the REIT, the General Partner or any Subsidiary or Affiliate) holds on that date money designated for and sufficient to pay the installment. The Issuer shall pay interest on overdue principal at the rate borne by the Securities; it shall pay interest, including post-petition interest in the event of a proceeding under the Bankruptcy Laws, on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.2 SEC Reports.

            The Issuer, the REIT and the General Partner shall file with the Trustee, promptly after filing with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which each of the Issuer, the General Partner and the REIT files with the SEC pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, provided that neither the Issuer nor the General Partner shall be required to file such reports with the Trustee unless and until it is otherwise obligated to file such reports with the SEC. The Issuer, the General Partner and the REIT shall also comply with the other provisions of TIA Section 314(a).

            So long as the Securities remain outstanding, each of the Issuer, the General Partner and the REIT shall cause its annual reports (containing audited financial statements) to partners or stockholders, as the case may be, and any other financial reports furnished by it to partners or stockholders, as the case may be, to be mailed to the Holders at their addresses appearing in the register of Securities maintained by the Registrar.

            Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.3 Waiver of Stay, Extension or Usury Laws.

            Issuer expressly waives (to the extent that it may lawfully do so) any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture.

SECTION 4.4 Notice of Default.

            The Issuer, the General Partner and the REIT will, so long as any of the Securities are outstanding, deliver to the Trustee within 5 days of becoming aware of any Default or Event of Default in the performance of any covenant, agreement or condition in this Indenture, an Officers' Certificate specifying such Default or Event of Default.

SECTION 4.5 Compliance Certificates.

            The Issuer, the General Partner and the REIT will deliver to the Trustee, within 90 days after the end of each fiscal year of the Issuer (which as of the date hereof is December 31), written statements signed by the principal executive officer, principal financial officer or principal accounting officer of the Issuer, the General Partner and the REIT, stating, as to each signer thereof, that:

            (1) a review of the activities of the Issuer, the General Partner and the REIT during such year and of performance under this Indenture, the Mortgage and the other Security Documents has been made under his supervision;

            (2) to the best of his knowledge, based on such review, the Issuer, the General Partner and the REIT have kept, observed, performed and fulfilled in all material respects each and every condition and covenant contained in this Indenture, the Mortgage and the other Security Documents throughout such year, or, if there has been a Default in the fulfillment of any such condition or covenant, specifying each such Default known to him and the nature and status thereof. Such compliance shall be determined without regard to periods of grace or requirements of notice provided under this Indenture, the Mortgage or any other Security Documents; and

            (3) stating the exchange price (as described in Section 12.1 of this Indenture) then in effect.

            The Issuer, the General Partner and the REIT will give the Trustee written notice of a change in their respective fiscal years, within a reasonable time after such change is effected.

SECTION 4.6 Limitation on Dividends and Other Distributions.

            None of the Issuer, the General Partner or the REIT will declare or pay any dividends or make any distribution to any holders of their respective Capital Stock (other than dividends or, except in the case of an Event of Default under clauses (1) or (2) of Section 6.1 hereof, distributions payable in Capital Stock of the Issuer, the General Partner or the REIT, respectively), or purchase, redeem or otherwise acquire or retire for value any of its Capital Stock or permit any Subsidiary to purchase, redeem or otherwise acquire or retire for value any of the Capital Stock of the Issuer, the General Partner or the REIT if at the time of such action an Event of Default has occurred and is continuing or would exist immediately after giving effect to such action.

            Notwithstanding the foregoing, the provisions of this Section 4.6 will not prevent (i) the payment of any dividend or distribution necessary to maintain the REIT's status as a real estate investment trust under the Code;
(ii) the payment of any dividend within 60 days after the date of declaration when the payment would have complied with the foregoing provisions on the date of declaration; or (iii) the retirement of any share of the Capital Stock of the Issuer, the General Partner or the REIT by exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary) of, other shares of such Capital Stock.


                                    ARTICLE 5

                              SUCCESSOR CORPORATION

SECTION 5.1 Merger, Consolidation or Sale of Assets by the Issuer

            The Issuer shall not consolidate with or merge into, or transfer all or substantially all of its assets to, another Person in any transaction in which the Issuer, the General Partner or the REIT is not the continuing or surviving entity unless (i) the resulting, surviving or transferee Person is a corporation or trust which assumes by supplemental indenture all the obligations of the Issuer, the General Partner and the REIT under the Securities and this Indenture, and such corporation or trust expressly assumes in writing the obligations of the Issuer under the Mortgage and the other Security Documents; (ii) such corporation or trust is organized and existing under the laws of the United States, a State thereof or the District of Columbia although it in turn may be owned by a foreign entity; (iii) immediately after giving effect to such transaction no Default or Event of Default shall have happened and be continuing, and the Officers' Certificate referred to in the following clause reflects that such Officers are not aware of any such Default or Event of Default that shall have happened and be continuing; and (iv) the Issuer, the General Partner and the REIT shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale or transfer and such supplemental indenture comply with this Indenture, and thereafter all obligations of the Issuer shall terminate.

            If at any time there be any consolidation or merger or sale or conveyance of property or assumption to which the covenants of this Section 5.1 are applicable, then in any such event the successor corporation will promptly deliver to the Trustee:

            (a) An Officers' Certificate stating that as of the time immediately after the effective date of any such transaction the covenants of the Issuer, the General Partner and the REIT contained in this Section 5.1 have been complied with and the successor corporation is not in default under the provisions of the Indenture; and

            (b) An Opinion of Counsel stating that in his opinion such covenants have been compiled with and that any instrument or instruments executed in the performance of such covenants comply with the requirement thereof.

SECTION 5.2 Successor Corporation or Trust Substituted.

            Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Issuer in accordance with Section 5.1, the successor corporation or trust formed by such consolidation or into which the Issuer is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture, the Mortgage and the other Security Documents with the same effect as if such successor corporation or trust has been named as the Issuer herein.

SECTION 5.3 Merger, Consolidation or Sale of Assets by the REIT

            The REIT shall not consolidate with or merge into, or transfer all or substantially all of its assets to, another Person in any transaction in which the REIT is not the continuing or surviving entity unless (i) the resulting, surviving or transferee Person is a corporation or trust which assumes by supplemental indenture all the obligations of the REIT under the Securities and this Indenture; (ii) such corporation or trust is organized and existing under the laws of the United States, a State thereof or the District of Columbia although it in turn may be owned by a foreign entity; (iii) immediately after giving effect to such transaction no Default or Event of Default shall have happened and be continuing, and the Officers' Certificate referred to in the following clause reflects that such Officers are not aware of any such Default or Event of Default that shall have happened and be continuing; and (iv) the REIT shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale or transfer and such supplemental indenture comply with this Indenture, provided that the REIT shall be permitted to reorganize as a business trust.

SECTION 5.4 Merger, Consolidation or Sale of Assets by the General Partner

            The General Partner shall not consolidate with or merge into, or transfer all or substantially all of its assets to, another Person in any transaction in which the General Partner is not the continuing or surviving entity unless (i) the resulting, surviving or transferee Person is a corporation or trust which assumes by supplemental indenture all the obligations of the General Partner under the Securities and this Indenture; (ii) such corporation or trust is organized and existing under the laws of the United States, a State thereof or the District of Columbia although it in turn may be owned by a foreign entity; (iii) immediately after giving effect to such transaction no Default or Event of Default shall have happened and be continuing, and the Officers' Certificate referred to in the following clause reflects that such Officers are not aware of any such Default or Event of Default that shall have happened and be continuing; and (iv) the General Partner shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale or transfer and such supplemental indenture comply with this Indenture, provided that the General Partner shall be permitted to reorganize as a business trust.

SECTION 5.5 Evidence Furnished to Trustee.

            The Trustee may receive an Opinion of Counsel as conclusive evidence that any such merger, consolidation, sale or conveyance, and any assumption, referred to in this Article 5 complies with the provisions of this Article 5.

SECTION 5.6 Successor Corporation or Trust to the REIT or the General Partner.

            Upon any consolidation or merger, or any transfer of all or substantially all of the assets of either the REIT or the General Partner in accordance with Sections 5.3 or 5.4, respectively, the successor corporation or trust formed by such consolidation or into which the REIT or General Partner, as the case may be, is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the REIT or General Partner, as the case may be, under this Indenture with the same effect as if such successor corporation or trust has been named as the REIT or General
Partner, as the case may be, herein; the REIT or General Partner, as the case may be, shall thereupon be relieved of any further obligation or liability hereunder or upon the Securities; and the REIT or General Partner, as the case may be, as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated.


                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.1 Events of Default.

            An "Event of Default" occurs if:

                  (1) the Issuer defaults in the payment of interest on any
            Security when the same becomes due and payable or any other payment obligation hereunder (other than payments of principal specified in clause (3) of this Section 6.1), and the default continues for 5 Business Days;

                  (2) the Issuer defaults in the payment of any amount under the
            Security Documents when the same becomes due and payable, and the default continues for 5 Business Days thereafter and, singly or in the aggregate with all other such defaults, can reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, liabilities (contingent or otherwise), properties, net worth, solvency or results of operations of the Issuer and its subsidiaries considered together as a single enterprise (defaults in payments of other amounts under the Security Documents to be treated under clause (4));

                  (3) the Issuer defaults in the payment of the principal of any
            Security when the same becomes due and payable at maturity, upon redemption or otherwise (including payment pursuant to Paragraph 5(a) of the Security) but no Event of Default shall have occurred if payment pursuant to Paragraph 5(b) of the Security is prevented or opposed by a Holder of the Security;

                  (4) the Issuer, the General Partner or the REIT fails to
            comply with any of its other covenants, agreements or conditions in the Securities, this Indenture, the Mortgage or the other Security Documents, and the default continues for the period and after the notice specified in the last paragraph of this Section 6.1;

                  (5) there shall be a default under any bond, debenture, note or other evidence of Indebtedness or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Issuer, the REIT, the General Partner or any Subsidiary, whether any such Indebtedness now exists or shall hereafter be created, if (a) either
            (i) such event of default results from the failure to pay any such Indebtedness at maturity or (ii) as a result of such event of default, (x) the maturity of such Indebtedness has been accelerated prior to its stated maturity and (y) such acceleration shall not be rescinded or annulled or the accelerated amount is paid within 10 days after notice to the Issuer, the General Partner or the REIT of such acceleration, and (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal or interest thereon, or the maturity of which has been so accelerated, aggregates $1,000,000 or more, except, with respect to any default under any Indebtedness that is secured by any assets of the Issuer, the General Partner or the REIT (and with respect to which the holders thereof have no recourse to any other assets of the Issuer, the General Partner or the REIT), the principal amount of any such Indebtedness so in default aggregates $5,000,000 or more;

                  (6) one or more final (non-interlocutory) judgments, orders or decrees shall be entered against the Issuer, the General Partner or the REIT involving in the aggregate a liability (in excess of amounts covered by independent third-party insurance) as to any single or related series of transactions, incidents or conditions, of $5,000,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of 30 days after the entry thereof;

                  (7) the Issuer, the General Partner or the REIT pursuant to or within the meaning of any Bankruptcy Law:

                        (A)   commences a voluntary case or
                              proceeding,

                        (B)   consents to the entry of an order for
                              relief against it in an involuntary case or proceeding,

                        (C)   consents to the appointment of a
                              Custodian (defined below) of it or for
                              all or substantially all of its
                              property, or

                        (D)   makes a general assignment for the
                              benefit of its creditors;

                  (8) a court of competent jurisdiction enters an order or
            decree under any Bankruptcy Law:

                        (A)   for relief against the Issuer, the
                              General Partner or the REIT in an
                              involuntary case or proceeding,

                        (B)   appointing a Custodian of the Issuer,
                              the General Partner or the REIT for all
                              or substantially all of its property, or

                        (C) ordering the liquidation of the Issuer, the General Partner or the REIT, and, in each case, the order or decree remains unstayed and in effect for 90 days;

                  (9) an involuntary petition is filed under any federal or
            state bankruptcy or similar statute, whether now or hereafter existing, against the Issuer, the General Partner or the REIT, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of the Collateral or any of it unless such petition or appointment is set aside or withdrawn or ceases to be in effect within 60 days from the date of such filing or appointment;

                  (10) the Mortgage or any other Security Document shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect (other than in accordance with the terms thereof), the Issuer shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Securities shall for any reason be subordinated or shall not have the priority contemplated by this Indenture, other than as provided by Article 11 or 13; or

                  (11) The Guarantee shall for any reason be revoked or
            invalidated or otherwise cease to be in full force and effect, the REIT or the General Partner shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the REIT or the General Partner shall fail to endorse any Guarantee to be attached to any Security.

            The term "Bankruptcy Law" means Title 11 U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, liquidator or similar official under any Bankruptcy Law.

            A default under clause (4) is not an Event of Default until the Trustee notifies the Issuer, or the Holders of a majority in principal amount of the Securities then outstanding notify the Issuer and the Trustee, of the default and the Issuer, the General Partner or the REIT, as the case may be, does not cure the default within 60 days after receipt of such notice. The notice must specify the default, demand that it be remedied and state the notice is a "Notice of Default." The Trustee shall give such notice to the Issuer only if directed to do so in writing by the Holders of a majority in principal amount of the Securities then outstanding. Such notice by the Trustee shall not be deemed to be a certification by the Trustee as to whether an Event of Default has occurred.

SECTION 6.2 Acceleration.

            If an Event of Default (other than an Event of Default specified in Section 6.1(7), (8) or (11)) occurs and is continuing, the Trustee shall, at the direction of a majority of the Holders and by notice to the Issuer, or the Holders of a majority in principal amount of the Securities then outstanding by notice to the Issuer and the Trustee, may declare to be due and payable immediately the principal amount of the Securities plus accrued and unpaid interest to the date of acceleration. Upon any such declaration, such amount shall be due and payable immediately. If an Event of Default specified in
Section 6.1(7) or (8) occurs and is continuing, the principal amount of the Securities then outstanding plus accrued and unpaid interest on the Securities then outstanding to the date of the occurrence of such Event of Default shall become and shall be immediately due and payable, without any declaration, notice or other act on the part of the Trustee or the Holders. If an Event of Default specified in Section 6.1(11) occurs and is continuing, interest on the Securities will accrue from the date of default (or, if no interest has been paid, from March 17, 1997) at the rate per annum set forth on such Security plus
0.5 percent and increasing by an additional 0.5 percent for each 90 days such Event of Default has not been cured or waived up to a maximum of 2% in excess of the interest rate stated on the Securities. Upon payment of any such amount all of the Issuer's obligations under the Securities and this Indenture, other than obligations under Section 7.7, shall terminate. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if (x) all existing Events of Default, other than the non-payment of the principal of the Securities, which have become due solely by such declaration of acceleration, have been cured or waived, (y) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal which has become due otherwise than by such declaration of acceleration, has been paid, and (z) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

SECTION 6.3 Other Remedies.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of such right or remedy or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.4 Waiver of Defaults and Events of Default.

            Subject to Section 9.2, the Holders of a majority in principal amount of the Securities then outstanding, on behalf of the Holders of all of the Securities, by written notice to the Trustee may waive a Default or Event of Default and its consequences. When a Default or Event of Default is waived, it is considered to be cured and ceases to exist.

SECTION 6.5 Control by Majority.

            The Holders of a majority in principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on it. The Trustee, however, may refuse to follow any direction that conflicts with law, this Indenture, the Mortgage or the other Security Documents, that the Trustee determines may be unduly prejudicial to the rights of other Securityholders or that may involve the Trustee in personal liability or for which the Trustee does not have indemnification satisfactory to it pursuant to Section 7.1(e); provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.6 Rights of Holders to Receive Payment.

            Subject to Article 11, notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

            Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to exchange the Security or to bring suit for the enforcement of such right shall not be impaired or affected without the consent of the Holder.

SECTION 6.7 Limitation on Suits.

            Subject to Section 6.6, a Securityholder who holds less than all of the Securities then outstanding may not pursue any remedy with respect to this Indenture or the Securities unless:

            (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

            (2) the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer to the Trustee security or indemnity satisfactory to it against any loss, liability or expense satisfactory to the Trustee;

            (4) the Trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security or indemnity; and

            (5) the Holders of a majority in aggregate principal amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

            A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder. A

Securityholder who holds all of the Securities then outstanding may pursue any remedy with respect to this Indenture or the Securities following written notice to the Trustee from such Securityholder.

SECTION 6.8 Collection Suit by Trustee.

            If an Event of Default in payment of interest or principal specified in Section 6.1(1) or (3) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer, the General Partner or the REIT for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, including reasonable fees and expenses of counsel retained by the Trustee after or in anticipation of a Default or Event of Default or a restructuring or workout relating thereto.

            The Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment of final decree, and may enforce the same against the Issuer, the General Partner or the REIT and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon such Securities, wherever situated.

            If an Event of Default with respect to Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other property remedy.

SECTION 6.9 Trustee May File Proofs of Claim.

            In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer, the General Partner or the REIT upon the Securities or the property of the Issuer, the General Partner or the REIT or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

            (1) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities, of principal and interest and additional amounts, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

            (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee or any predecessor Trustee under Section 7.7. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment for the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceedings.

SECTION 6.10 Trustee May Enforce Claims Without Possession of Securities.

            All rights of action and claims under this Indenture or any of the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 6.11 Priorities.

            If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

            FIRST:      to the Trustee for amounts due under Section
                        7.7;

            SECOND: to holders of Senior Indebtedness to the extent required by Article 11;

            THIRD:      to the Securityholders; and

            FOURTH:     to the Issuer.

            The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.11.

SECTION 6.12 Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture, the Mortgage or the other Security Documents or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney's fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.6, or a suit by Holders of more than 10% in principal amount of the Securities then outstanding, or a suit by any holder of Senior Indebtedness.


                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.1 Duties of Trustee.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers vested in it by this Indenture and the Security Documents and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs; provided, however, that the Trustee shall have no duties or responsibilities with respect to an Event of Default unless a Trust Officer of the Trustee has actual knowledge of such Event of Default.

            (b) Except during the continuance of an Event of Default:

                  (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and the Security Documents and no others, and no implied covenants or obligation shall be read into this Indenture or the Security Documents against the Trustee.

                  (2) In the absence of bad faith or gross negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and the Security Documents. The Trustee, however, shall examine the certificates and opinions which by any provision of this Indenture or any Security Document are specifically required to be delivered or furnished to the Trustee to determine whether or not they substantially conform to the requirements hereof or thereof.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

                  (2) The Trustee shall not be liable for any error in judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

                  (4) No provision of this Indenture or the Security Documents shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (d) Every provision of this Indenture and the Security Documents that in any way relates to the Trustee is subject to the provisions of paragraphs (a), (b) and (c) of this Section 7.1.

            (e) The Trustee may refuse to perform any duty or exercise any right or power unless, subject to the provisions of the TIA, it receives indemnity reasonably satisfactory to it against any loss, liability, expense or fee.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) Whenever the Trustee is required to provide any consents and/or approval, or to perform any discretionary actions, under the Mortgage or any other Security Documents, the Trustee shall not give any such consent or approval or perform any such action except in accordance with written instructions of the Holders of a majority in principal amount of Securities. The Trustee shall have no duty to request any such instructions from the Holders. The Trustee shall, however, promptly forward to the Holders a copy of any written request that the Trustee receives whenever such request seeks consent, approval or performance of any discretionary action under the Mortgage or any other Security Documents.

SECTION 7.2 Rights of Trustee.

            (1) The Trustee may conclusively rely on and shall be fully protected in acting or refraining from acting upon any document believed in good faith by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to Sections 14.4 and 14.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

            (3) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of such agents or attorneys appointed with due care and shall not be responsible for their supervision.

            (4) The Trustee shall not be liable for any action it takes, suffers or omits to take in good faith which it believes to be authorized or within its rights or powers.

            (5) The Trustee may consult with counsel of its selection (at the expense of the Issuer) and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and reliance thereon.

            (6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Security Documents at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

            (7) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, the General Partner or the REIT, personally or by agent or attorney.

            (8) Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request.

SECTION 7.3 Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, is subject to Sections
7.10 and 7.11.

SECTION 7.4 Trustee's Disclaimer.

            The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities or the shares of common stock issuable upon exchange of the Securities, or any of the Security Documents, it shall not be accountable for the Issuer's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer, the General Partner or the REIT in the Indenture or any of the Security Documents or any statement in the Securities other than its certificate of authentication, or in any document used in the sale of the Securities other than any statement in writing provided by the Trustee expressly for use in such document.

SECTION 7.5 Notice of Defaults.

            If a Default or Event of Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Securityholder, as their names and addresses shall appear on the security register notice of the Default or Event of Default within 20 days after it occurs. Except in the case of a default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders. Notwithstanding anything to the contrary expressed in this Indenture, the Trustee shall not be deemed to have knowledge of any Default or Event of Default hereunder unless and until a Trust Officer shall have actual knowledge thereof, or shall have received written notice thereof from the Issuer, the General Partner or the REIT at its principal office in New York, New York. The Trustee shall not be deemed to have actual knowledge of a Default or an Event of Default hereunder, except in the case of a Default or an Event of Default under Sections 6.1(1) or 6.1(3), at such time as the Trustee is also the Paying Agent, until a Trust Officer of the Trustee receives written notice thereof from the Issuer or any Securityholder that such a Default or an Event of Default has occurred.

SECTION 7.6 Reports by Trustee to Holders.

            Within 60 days after each May 15 beginning with May 15, 1997, the Trustee, if required by the provisions of TIA Section 313(a), shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA
Section 313(a). The Trustee also shall comply with TIA Section 313(b) and
Section 313(c).

            A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange on which the Securities are listed. The Issuer agrees promptly to notify the Trustee in writing whenever the Securities become listed or delisted on or from any securities exchange.

SECTION 7.7 Compensation and Indemnity.

            The Issuer shall pay to the Trustee from time to time such compensation as the Issuer and the Trustee shall agree from time to time in writing for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Issuer shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include, but shall not be limited to, the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

            The Issuer shall indemnify each of the Trustee (and its officers, directors, employees and agents) and any predecessor Trustee for, and hold it harmless against, any and all loss, damage, claims, liability or expense; including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust and its duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the Securities or the exercise or performance of any of its powers or duties hereunder and under the Security Documents. The Trustee shall notify the

Issuer promptly of any claim asserted against the Trustee for which it may seek indemnity.

            The Issuer need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it through the Trustee's negligence, bad faith or willful misconduct.

            To secure the Issuer's payment obligations in this Section , the Trustee shall have a senior lien prior to the Securities, and to which the Securities are hereby made subordinate, on all money or property held or collected by the Trustee, subject to Section 6.11, except with respect to funds held in trust for the benefit of holders of particular securities.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy or comparable law.

            The provisions of this Section 7.7 shall extend to any Exchange Agent, Registrar or Paying Agent, and shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee, Exchange Agent, Registrar or Paying Agent.

SECTION 7.8 Replacement of Trustee.

            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

            The Trustee may resign by so notifying the Issuer. The Holders of a majority in principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee with the Issuer's written consent. The Issuer may remove the Trustee if:

            (1)   the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any bankruptcy or comparable law;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.

            If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that, the retiring Trustee shall, upon payment of its fees and expenses hereunder, transfer all property held by it as Trustee to the successor Trustee, subject to the senior lien provided for in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture and the Security Documents. Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Issuer's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee with respect to reasonable expenses and liabilities incurred by it and compensation earned by it prior to such replacement or otherwise with respect to the Securities or the Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

SECTION 7.9 Successor Trustee by Merger, etc.

            If the Trustee consolidates with, merges into, or transfers all or substantially all of its corporate trust assets to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10 Eligibility; Disqualification.

            This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

SECTION 7.11 Preferential Collection of Claims Against Issuer.

            The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                    ARTICLE 8

                     SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.1 Satisfaction, Discharge and Defeasance of the Securities.

            The Issuer shall be deemed to have paid and discharged the entire indebtedness on the Securities after the date of the deposit referred to in paragraph (a) below, the provisions of this Indenture and the Security Documents shall no longer be in effect in respect of the Securities, and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of such indebtedness; provided that the following conditions shall have been satisfied:

                  (a) the Issuer has deposited or caused to be deposited with the Trustee irrevocably as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities, with reference to this Section 8.1, (i) money or (ii) U.S. Government Obligations or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on all the Securities for principal and interest, if any, to March 17, 2004 as such principal or interest becomes due and payable in accordance with the terms of this Indenture and the Securities;

                  (b) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer in connection with the Securities, including all reasonable fees and expenses of the Trustee; and

                  (c) the Issuer has delivered to the Trustee an Officers'
            Certificate stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire Indebtedness on the Securities and the discharge of this Indenture and the Security Documents and the termination of the Issuer's, the General Partner's and the REIT's obligations hereunder and thereunder have been complied with.

            "U.S. Government Obligations" means direct, non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the timely payment of which the full faith and credit of the United States of America is pledged.

SECTION 8.2 Satisfaction and Discharge of Indenture and Security Documents.

            In addition to its rights under Section 8.1, the Issuer may terminate all of its obligations under this Indenture and the Security Documents when:

                  (a) All of the Securities theretofore authenticated and
            delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in
            Section 2.7 hereof and (B) Securities for whose payment money has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in
            Section 2.4 and Section 8.6 hereof) have been delivered to the Trustee for cancellation; and

                  (b) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer in connection with the outstanding Securities, including all reasonable fees and expenses of Trustee.

SECTION 8.3 Survival of Certain Obligations.

            Notwithstanding the satisfaction and discharge of this Indenture and the Security Documents pursuant to Section 8.1, the obligations of the Issuer in Paragraph 13 of the Securities and in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 7.7, 8.5, 8.6, 8.7 and in Article 11 shall survive until the Securities are no longer outstanding. Thereafter, or upon compliance with Section 8.2, only the obligations of the Issuer in such Sections 7.7 and 8.6 shall survive. Nothing contained in this Article 8 shall abrogate any of the obligations or duties of the Trustee under this Indenture.

SECTION 8.4   Application of Trust Money.

         (a) Subject to the provisions of Section 8.6, all money and U.S. Government Obligations deposited with the Trustee for the Securities pursuant to
Section 8.1 or Section 8.2, and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee for the Securities pursuant to Section 8.1 or Section 8.2 shall be held in trust and reinvested by the Trustee in (i) U.S. Government Obligations or (ii) beneficial interests in one or more mutual funds which invest solely in U.S. Government Obligations and which are rated in the highest applicable rating category by a nationally-recognized statistical rating organization in accordance with the Issuer's written instructions and applied by the Trustee in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer, the General Partner, the REIT or any Subsidiary acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest, if any, on the Securities; but such money need not be segregated from other funds except to the extent required by law. Money and U.S. Government Obligations so held in trust are not subject to the subordination provisions of Article 11.

         (b) The Trustee shall deliver or pay to the Issuer from time to time upon the Issuer's written request any U.S. Government Obligations, or money held by it as provided in Section 8.1 or Section 8.2 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations, or money, were deposited or received.

SECTION 8.5   Paying Agent to Repay Monies Held.

         Upon the satisfaction and discharge of this Indenture and the Security Documents, all monies then held by any Paying Agent under the provisions of this Indenture and the Security documents shall, upon written demand of the Issuer, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

SECTION 8.6   Return of Unclaimed Monies.

         Any monies deposited with or paid to the Trustee or any Paying Agent for the Securities, or then held by the Issuer in trust, for the payment of the principal of and interest, if any, on the Securities and not applied but remaining unclaimed by the Holders for two years after the date upon which the principal of and interest, if any, on the Securities, as the case may be, shall have become due and payable, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by such Trustee or any Paying Agent on written demand by the Issuer or (if then held by the Issuer or any Affiliate) shall be discharged from such trust; and the Holders of the Securities entitled to receive such payment shall thereafter look only to the Issuer for the payment thereof; provided, however, that, before being required to make any such repayment, such Trustee may, but shall not be obligated to unless at the written request of the Issuer (at the expense of the Issuer), cause to be published once in an authorized newspaper in the same city in which the place of payment with respect to the Securities shall be located and in an authorized newspaper in The City of New York, or mail to each such Holder, a notice (in such form as may be deemed appropriate by such Trustee) that said monies remain unclaimed and that, after a date named therein, any unclaimed balance of said monies then remaining will be returned to the Issuer.

SECTION 8.7   Reinstatement.

         If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's , the General Partner's and the REIT's obligations under this Indenture, the Securities and the Security Documents shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.4; provided, however, that if the Issuer has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                    ARTICLE 9

                             AMENDMENTS AND WAIVERS

SECTION 9.1   Without Consent of Holders.

         The Issuer, the General Partner, the REIT and the Trustee may amend or supplement this Indenture (any indenture supplemental hereto to be in a form satisfactory to the Trustee) or the Securities without consent of any
Securityholder:

         (1) to comply with Sections 5.1, 5.3, 5.4 and 12.10;

         (2) to provide for uncertificated Securities in addition to or in place of certificated Securities, or

         (3) to cure any ambiguity, defect or inconsistency, or to make any other change that does not adversely affect the rights of any Securityholder.

         The Trustee shall receive upon request an Opinion of Counsel to its satisfaction with respect to any amendment or supplement to this Indenture or any of the Security Documents without consent of the Holders that all conditions precedent have been satisfied. Copies of any such amendment or supplement shall be mailed by the Trustee, at the Issuer's expense to each Holder who holds of record $500,000 or more aggregate principal amount of Securities, as such Holder's name and at such address as appears in the Securities' register.

SECTION 9.2   With Consent of Holders.

         The Issuer, the General Partner, the REIT and the Trustee may amend this Indenture, the Security Documents or the Securities with the written consent of the Holders of at least 66 2/3% in principal amount of the Securities then outstanding. The Holders of a majority in principal amount of the Securities then outstanding may waive compliance in a particular instance by the Issuer with any provision of this Indenture, the Security Documents or the Securities. Without the consent of each Securityholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.4, may not:

         (1) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

         (2) reduce the rate of or extend the time for payment of interest on any Security;

         (3) reduce the principal or Redemption Price of or extend the fixed maturity of any Security;

         (4) waive (except, unless theretofore cured) a default in the payment of the principal of interest on or redemption amounts with respect to any Security;

         (5) make any Security payable in currency other than that stated in the Security;

         (6) make any change in Sections 6.4, 6.6 or 9.2;

         (7) make any change that adversely affects the right to exchange any Security; or

         (8) make any change in Article 10 or Article 11 that adversely affects the rights of any Securityholder.

         To secure a consent of the Holders under this Section, it shall not be necessary for the Holders to approve the particular form of any proposed amendment or waiver; rather, it shall be sufficient if such consent approves the substance thereof.

         After an amendment or waiver under this Section becomes effective, the Issuer shall mail to Securityholders a notice briefly describing such amendment or waiver.

SECTION 9.3   Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.4   Revocation and Effect of Consents.

         Subject to this Indenture, each amendment, waiver or instrument evidencing other action shall become effective in accordance with its terms. Until an amendment, waiver or other action becomes effective, a consent to it by a Holder is a continuing consent by the Holder even if notation of the consent is not made on any Security. Any such Holder or subsequent Holder, however, may revoke the consent as to his Security or portion of a Security, if the Trustee receives the notice of revocation before the date the amendment, waiver or other action becomes effective.

         The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consent from Holders of the principal amount of Securities required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

         After an amendment, waiver or other action becomes effective, pursuant to Section 9.1 or Section 9.2, as the case may be, it shall bind every Securityholder.

SECTION 9.5   Notation on or Replacement of Securities.

         If an amendment or waiver changes the terms of a Security, the Trustee may request the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determine, the Issuer in replacement of for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 9.6   Trustee to Sign Amendments, etc.

         The Trustee need not sign any amendment that adversely affects its rights or interests, as determined by the Trustee in its sole discretion. In signing or refusing to sign any amendment the Trustee shall be entitled to receive and shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture. The Issuer, the General Partner and the REIT may not sign an amendment until their respective Boards of Directors approves it.


                                   ARTICLE 10

                                    SECURITY

SECTION 10.1  Mortgage and Other Security Documents.

         In order to secure the due and punctual payment of the principal of and accrued but unpaid interest on the Securities when and as the same shall be due and payable, whether at maturity, by acceleration, call for redemption, or otherwise, and interest on the overdue principal of the Securities and performance of all other obligations of the Issuer to the Holders or the Trustee under this Indenture and the Securities, according to the terms hereunder or thereunder, the Issuer will grant its right, title and interest in and to the Collateral to the Trustee pursuant to the Mortgage and the other Security Documents and to the extent herein provided, no later than the date of the first issuance of the Securities hereunder with respect to the Collateral. At the time the Mortgage and the other Security

Documents are executed and at all times thereafter, subject to the terms of the Indenture and the Mortgage, the Issuer will have full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, mortgage, pledge, transfer and confirm, absolutely, the property constituting the Collateral, in the manner and form done, or intended to be done, in the Mortgage and the other Security Documents, free and clear of all Liens whatsoever, except the Liens created by the Mortgage and the other Security Documents and except to the extent otherwise provided therein or herein, and (a) will forever warrant and defend the title to the same against the claims of all Persons whatsoever, (b) will execute, acknowledge and deliver to the Trustee such further assignments, transfer assurances or other instruments as the Trustee may require or request, and (c) will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the Trustee, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, and by the Mortgage and the other Security Documents, or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. Subject to Section 7.7, the Mortgage and the other Security Documents will create a direct and valid first priority Lien on the property constituting the Collateral, as set forth therein. To the extent applicable, the Mortgage and the other Security Documents will be governed by the Pennsylvania Uniform Commercial Code as in effect from time to time.

SECTION 10.2  Recording, Etc.

         The Issuer will cause, at its own expense, the Mortgage and the other Security Documents and all amendments or supplements thereto to be registered, recorded and filed or rerecorded, refiled and renewed in such manner and in such place or places, if any, as may be required by law in order fully to preserve and protect the security interests created under the Mortgage and the other Security Documents in the Collateral and to effectuate and preserve the security therein of the Holders and all rights of the Trustee.

         If at any time the Securities are no longer secured pursuant to the Mortgage and the other Security Documents, whether due to the payment in full or defeasance of the Securities and release of the Collateral thereunder or otherwise, and if all amounts due the Trustee hereunder and under the Mortgage and the other Security Documents have been paid, the security interests hereunder and under the Mortgage and the other Security Documents for the benefit of the Securities shall be released by the Trustee.

         The release of any Collateral from the terms hereof and the Mortgage and the other Security Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the Mortgage and the other Security Documents. The Trustee and each of the Holders acknowledge that a release of Collateral in accordance with the terms of the Mortgage and the other Security Documents will not be deemed for any purpose to be an impairment of the security under this Indenture. To the extent applicable, the Issuer shall cause TIA
Section 314(d) relating to the release of property or securities from the Lien of the Mortgage and the other Security Documents to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Issuer, except in cases in which TIA Section 314(d) requires that such certificate or opinion be made by an independent Person.

SECTION 10.3  Suits to Protect the Collateral.

         At the expense of the Issuer, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of this Indenture, the Mortgage or the other Security Documents, and such suits and proceedings as the Trustee may deem expedient to preserve and protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of the Holders or the Trustee).


                                   ARTICLE 11

               SUBORDINATION OF SECURITIES TO SENIOR INDEBTEDNESS

SECTION 11.1  Securities Subordinated to Senior Indebtedness;
              Except to the Extent of Collateral Proceeds.

         The Issuer agrees, and each Holder by accepting a Security agrees, that, except with respect to any and all Collateral securing the Obligations and all Collateral Proceeds, the Indebtedness evidenced by the Securities, including for all purposes of this Article 11, all repurchase and redemption obligations with respect to the Securities, is expressly subordinated in right of payment, to the extent and in the manner provided in this Article 11, to the prior payment in full of all existing and future Senior Indebtedness in a form accepted by the holder of the Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness, and authorizes and directs the Trustee to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination as provided in this
Article 11 and appoints the Trustee as attorney-in-fact for any and all such purposes.

              Only Indebtedness of the Issuer, the General Partner and the REIT which is Senior Indebtedness shall rank senior to the Securities in accordance with the provisions set forth herein. This Article 11 shall remain in full force and effect as long as any Senior Indebtedness is outstanding or any commitment to advance Senior Indebtedness exists.

SECTION 11.2  Liquidation; Dissolution; Bankruptcy.

              Upon any payment or distribution, whether of cash, securities or other property, to creditors of the Issuer in a liquidation (total or partial), reorganization or dissolution of the Issuer, whether voluntary or involuntary, or in a bankruptcy, reorganization, insolvency, receivership, assignment for the benefit of creditors, marshalling of assets or similar proceeding relating to the Issuer or its property:

                   (a) holders of Senior Indebtedness shall be entitled to
              receive payment in full, in cash or cash equivalents, of such Senior Indebtedness before Holders shall be entitled to receive any payment of principal of, or interest on, or any other distribution with respect to, the Securities; and

                   (b) until the Senior Indebtedness is paid in full as provided in clause (a) above, any distribution to which Holders would be entitled but for this Article 11 shall be made to the holders of Senior Indebtedness as their interests may appear;

except, in each case, that, notwithstanding any other provision of this Indenture, Holders shall be entitled to receive all payments or distributions with respect to the Collateral and any Collateral Proceeds and also may receive shares of stock and debt securities that are expressly subordinated to Senior Indebtedness to at least the same extent and pursuant to the same or more stringent terms as are the Securities and have an average life to stated maturity no shorter than the average life to stated maturity of the Securities.

              Upon any distribution of assets of the Issuer referred to in this
Section 11.2, the Trustee and the Holders shall be entitled to conclusively rely upon any order or decree of a court of competent jurisdiction in which such bankruptcy, reorganization, insolvency, receivership, assignment for the


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
benefit of creditors, marshalling of assets or similar proceedings are pending, or a certificate of the liquidating trustee or agent or other such person making any distribution to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 11.2. The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness to establish that such notice has been given by a holder of Senior Indebtedness. In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any person, as a holder of Senior Indebtedness, to participate in any payment or distribution pursuant to this Section 11.2, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such person, as to the extent to which such person is entitled to participate in such payment or distribution and as to other facts pertinent to the rights of such person under this Section 11.2, and, if such evidence is not furnished, the Trustee may defer any payment to such person (or to the Holder) pending judicial determination as to the right of such person to receive such payment.

SECTION 11.3  Default on Senior Indebtedness.

         No direct or indirect payment by or on behalf of the Issuer under the Securities shall be made if (i) any Senior Indebtedness is not paid when due, or
(ii) any other default on Senior Indebtedness occurs and in the case of this clause (ii) the maturity of such Senior Indebtedness is permitted to be accelerated in accordance with its terms, unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or
(y) such Senior Indebtedness has been paid in full in a form accepted by the holder of the Senior Indebtedness; provided, however, that the Issuer may make any such direct or indirect payment under the Securities without regard to the foregoing (a) if, in the case of clause (ii), the Issuer and the Trustee receive written notice approving such payment from the Representative of such Senior Indebtedness or (b) if such payment is Collateral Proceeds or otherwise relates to the Collateral. In addition, during the continuance of any other event of default with respect to Senior Indebtedness pursuant to which the maturity of such Senior Indebtedness may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, upon the occurrence of (a) receipt by the Trustee of written notice from the Representative with respect to, or the holders of at least a majority in aggregate principal amount of, such Senior


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
Indebtedness then outstanding, or (b) if such event of default results from the acceleration of the Securities, the date of such acceleration, no direct or indirect payment may be made by the Issuer upon or in respect of the Securities (other than payments representing Collateral Proceeds or otherwise relating to the Collateral) for a period (a "Payment Blockage Period") commencing on the earlier of the date of receipt of such notice by the Trustee or the date of such acceleration and ending 180 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the Trustee from such Representative or such holders). Not more than one Payment Blockage Period in the aggregate may be commenced with respect to the Securities during any period of 360 consecutive days, irrespective of the number of defaults with respect to Senior Indebtedness during such period. In no event will a Payment Blockage Period extend beyond 179 days from the date such payment upon or in respect of the Securities was due; and there must be 180 days in any 360-day period in which no Payment Blockage Period is in effect as to the Issuer. For all purposes of this Section 11.3, no default or event of default which existed or was continuing on the date of the commencement of the Payment Blockage Period with respect to the Senior Indebtedness initiating such Payment Blockage Period shall be made the basis for the commencement of a subsequent Payment Blockage Period by the Representative or requisite holders of such Senior Indebtedness whether or not within a period of 360 consecutive days unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

SECTION 11.4  When Distribution Must Be Paid Over.

         In the event that the Issuer shall make any payment to the Trustee or the Holders pursuant to the Securities at a time when such payment is prohibited by Section 11.2 or 11.3, such payment shall be held by the Trustee or the Holders, as the case may be, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holder on the basis of the respective amounts of Senior Indebtedness held by them) or their Representatives, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

         If a distribution is made to Holders that because of this Article 11 should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.


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SECTION 11.5  Notice by the Issuer.

         The Issuer shall promptly notify the Trustee by an appropriate Officers' Certificate of any facts known to the Issuer that would cause a payment under the Securities of principal of or interest on the Securities to violate this Article 11, but failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness provided in this
Article 11.

SECTION 11.6  Subrogation.

         After all Senior Indebtedness is paid in full and all commitments to advance Senior Indebtedness have been terminated, and until the Securities are paid in full pursuant to the Securities and this Indenture or otherwise, Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to Holders have been applied to payment of Senior Indebtedness. A distribution made under this Article 11 to holders of Senior Indebtedness which otherwise would have been made to Holders is not, as between the Issuer and the Holders, a payment by the Issuer on Senior Indebtedness.

SECTION 11.7  Relative Rights.

         This Article 11 defines the relative rights of holders of Senior Indebtedness. Nothing in this Indenture (but subject to the provisions of paragraph 5 of the Security) shall:

              (a) impair, as between the Issuer and the Holders, the obligation of the Issuer which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms;

              (b) affect the relative rights of Holders and creditors of the Issuer other than such creditors as are holders of Senior Indebtedness;

              (c) prevent the Issuer or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness to receive certain distributions otherwise payable to Holders; or

              (d) create or imply the existence of any commitment on the part of the holders of Senior Indebtedness to extend credit to the Issuer other than as set forth in the terms governing such Senior Indebtedness.


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SECTION 11.8  Subordination May Not Be Impaired by the Issuer.

         No right of any present or future holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities and this Article 11 shall be impaired by any act or failure to act by the Issuer or anyone in custody of its assets or property or by its failure to comply with this Indenture.

SECTION 11.9  Distribution or Notice to Representatives.

         Whenever a distribution is to be made or a notice given under the terms of this Indenture to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representatives, if any.

SECTION 11.10 Rights of Trustee and Holders.

         Notwithstanding Section 11.2 or 11.3, each Holder may continue to receive payments of principal of or interest on the Securities unless the Trustee shall have received, at least three Business Days prior to the date such payments are due and payable, a written notice of the occurrence of an event under Section 11.2 or 11.3 and that any payment under the Securities would violate this Article 11. Only the Issuer or a Representative with respect to or holders of at least a majority in principal amount of an issue of Senior Indebtedness may give such notice. Subject to the notice period specified in the first sentence of this Section 11.10, nothing contained in this Section 11.10 shall limit the right of any holder of Senior Indebtedness to recover payments as contemplated by Section 11.4.

         Each Holder in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not a Holder. Each Holder shall be entitled to all the rights set forth in this Article 11 with respect to Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness.

SECTION 11.11 Holders Entitled to Assume Payments Not Prohibited
              in Absence of Notice.

         Notwithstanding any of the provisions of this Article 11 or any other provision of this Indenture, unless the Trustee has received a written notice pursuant to Section 11.10, the Trustee, Paying Agent and Holders shall not at any time be charged with knowledge of the existence of any facts which would prohibit the acceptance of any payment to such Holder, and in the absence of such written notice, each Holder may accept all such payments without liability or obligation to any holder of Senior Indebtedness.


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
SECTION 11.12 Application by Trustee of Monies Deposited With
              It.

         Nothing contained in this Article 11 or elsewhere in this Indenture, or in the Securities, shall (i) affect the obligation of the Issuer to make, or prevent the Issuer from making, at any time except as specified in Section 11.2 or 11.3 to the extent provided therein, payments at any time pursuant to the Securities, (ii) prevent the application by the Trustee or Paying Agent of any monies or the proceeds of any U.S. Government Obligations received from the Issuer and held by the Trustee or any Paying Agent in trust for the benefit of the Holders as to which notice of redemption shall have been given, to the payment of or on account of the principal of or interest on the Securities if, at the time such notice was given, a payment by the Issuer under the Securities would not have been prohibited by the foregoing provisions of this Article 11 or
(iii) prevent the application by the Trustee or any Paying Agent of any monies or the proceeds of any U.S. Government Obligations deposited with it by the Issuer under Article 8 hereof to the payment of or on account of the principal of or interest on the Securities if, at the time of such deposit, a payment by the Issuer under the Securities would not have been prohibited by the foregoing provisions of this Article 11.

SECTION 11.13 Officers' Certificate.

         If there occurs any event referred to in Section 11.2, the Issuer shall promptly give a Officers' Certificate to the Trustee (on which certificate the Trustee may conclusively rely) identifying all holders of Senior Indebtedness and the principal amount of Senior Indebtedness then outstanding held by each such holder and stating the reasons why such Officers' Certificate is being delivered to the Trustee.

SECTION 11.14 Certain Payments.

         Nothing in this Article 11 shall prevent or delay (i) the Issuer from or in purchasing or redeeming any Securities in accordance with paragraph 5 of the Securities or (ii) the receipt by the Holders of payments of principal of and interest on the Securities as provided in Section 6.6 hereof.

SECTION 11.15 Names of Representatives.

         The Issuer shall from time to time, upon request of the Trustee, provide to the Trustee an Officers' Certificate setting forth the name and address of each Representative of all outstanding Senior Indebtedness.


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SECTION 11.16 Article 11 Not To Prevent Events of Default or
              Limit Right To Accelerate or Exercise Remedies.

         The failure to make a payment pursuant to the Securities by reason of any provision in this Article 11 shall not be construed as preventing the occurrence of a Default or Event of Default. Nothing in this Article 11 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Securities or exercise any other remedy, including all remedies available with respect to the Collateral.

SECTION 11.17 Reliance by Holders of Senior Indebtedness on
              Subordination Provisions.

         Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, each Senior Indebtedness. No provision in any supplemental indenture which modifies this Article 11 in any manner adverse to the holders of Senior Indebtedness shall be effective against the holders of Senior Indebtedness who have not consented thereto in accordance with the provisions of the documents governing each Senior Indebtedness.

SECTION 11.18 No Fiduciary Duty Created to Holders of Senior
              Indebtedness.

         With respect to the holders of Senior Indebtedness, the Trustee and the Holders undertake to perform or to observe only such of their respective covenants and obligations as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture or the Security Documents against the Trustee or the Holders. Neither the Trustee or any Holder shall be deemed to owe any fiduciary duty to the holders of Senior Indebtedness.


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                                   ARTICLE 12

                             EXCHANGE OF SECURITIES

SECTION 12.1  Right of Exchange; Exchange Price.

         The Holder of any Security or Securities shall have the right, at his option, at any time after March 17, 2000, other than during a Holdback Period and before the close of business on the Business Day prior to the scheduled maturity date of the Securities (except that, with respect to any Security or portion of a Security which shall be called for redemption, such right shall terminate at the close of business on the Business Day prior to the date fixed for redemption of such Security or portion of a Security unless a Restricted Period is then in effect or the Issuer shall default in payment due upon redemption thereof), to exchange, subject to the terms and provisions of this
Article 12, the principal of any such Security or Securities or any portion thereof which is $1,000 principal amount or an integral multiple thereof into shares of common stock of the REIT, par value $0.01 per share ("Common Stock") initially at the exchange price per share of $13.00; or, in case an adjustment of such price has taken place pursuant to the provisions of Section 12.4, then at the price as last adjusted (such price or adjusted price being referred to herein as the "exchange price"), upon surrender of the Security or Securities, the principal of which is so to be exchanged, accompanied by written notice of exchange duly executed, to the Issuer at any time during usual business hours at the office or agency maintained by it for such purpose, and, if so required by the Exchange Agent or Registrar, accompanied by a written instrument or instruments of transfer in form satisfactory to the Exchange Agent or Registrar duly executed by the Holder or his duly authorized representative in writing. For convenience, the exchange of any portion of the principal of any Security or Securities for shares of Common Stock is hereinafter sometimes referred to as the exchange of such Security or Securities.

SECTION 12.2  Issuance of Shares on Exchange.

         As promptly as practicable after the surrender, as herein provided, of any Security or Securities for exchange, the REIT shall deliver or cause to be delivered at its said office or agency, to or upon the written order of the Holder of the Security or Securities so surrendered, certificates representing the number of fully paid and nonassessable shares of Common Stock into which such Security or Securities may be exchanged in accordance with the provisions of this Article 12. Such exchange shall be deemed to have been made as of the close of business on the date that such Security or Securities shall have been surrendered for exchange by delivery thereof with a written notice of exchange duly executed, so that the rights of the

Holder of such Security or Securities as a Securityholder shall cease at such time and, subject to the following provisions of this paragraph, the person or persons entitled to receive the shares of Common Stock upon exchange of such Security or Securities shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time and such exchange shall be at the exchange price in effect at such time; provided, however, that no such surrender on any date when the stock transfer books of the REIT shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such exchange as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open, regardless of whether a Restricted Period is continuing; such exchange shall be at the exchange price in effect on the date that such Security or Securities shall have been surrendered for exchange by delivery thereof, as if the stock transfer books of the REIT had not been closed. The REIT shall give or cause to be given to the Trustee written notice whenever the stock transfer books of the REIT shall be closed.

         Upon exchange of any Security which is exchanged in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a new Security or Securities of authorized denominations in principal amount equal to the unexchanged portion of such Security.

SECTION 12.3  No Adjustment for Interest or Dividends.

         No payment or adjustment in respect of interest on the Securities or dividends on the shares of Common Stock shall be made upon the exchange of any Security or Securities; provided, however, that if a Security or any portion thereof shall be exchanged subsequent to any regular record date and on or prior to the next succeeding interest payment date, the interest falling due on such interest payment date shall be payable on such interest payment date notwithstanding such exchange, and such interest (whether or not punctually paid or duly provided for) shall be paid to the person in whose name such Security is registered at the close of business on such regular record date and Securities surrendered for exchange during the period from the close of business on any regular record date to the opening of business on the corresponding interest payment date must be accompanied by payment of an amount equal to the interest payable on such interest payment date. Notwithstanding the foregoing, interest shall be paid through the exchange date on a Security surrendered for exchange after the scheduled maturity date of the

Securities if a Restricted Period is in effect on such scheduled maturity date as provided in the Securities.

SECTION 12.4  Adjustment of Exchange Price.

         (1) In case the REIT shall pay or make a dividend or other distribution on any class of Capital Stock of the Issuer in shares of Common Stock, the exchange price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such exchange price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination.

         (2) In case the REIT shall issue rights or warrants to all or substantially all holders of its shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) at a price per share less than the current market price per share (determined as provided in paragraph (6) of this Section) of the shares of Common Stock on the date fixed for the determination of shareholders entitled to receive such rights or warrants, the exchange price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such exchange price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the subscription or purchase price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. In the event that all of the shares of Common Stock subject to such rights or warrants have not been issued when such rights or warrants expire, then the exchange price shall promptly be readjusted to the exchange price which would then be in effect had the adjustment upon the issuance of such rights or warrants been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights or warrants. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Issuer but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The REIT will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the REIT.

         (3) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares, the exchange price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares, the exchange price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (4) In case the REIT shall, by dividend or otherwise, distribute to all or substantially all holders of shares of Common Stock evidences of indebtedness or assets (including securities, but excluding (i) any rights or warrants referred to in paragraph (2) of this Section, (ii) any cash dividend or distribution not prohibited by Section 4.6 hereof and (iii) any dividend or distribution referred to in paragraph (1) of this Section), the exchange price shall be adjusted so that the same shall equal the price determined by multiplying the exchange price in effect immediately prior to the close of business on the day fixed for the determination of shareholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (6) of this Section) of the shares of Common Stock on the date fixed for such determination less the then fair market value as determined by the Board of Directors (whose determination shall be conclusive and described in a resolution of the Board of Directors filed with the Trustee) of the portion of the assets or evidences of indebtedness so distributed allocable to one share of Common Stock and the denominator shall be such current market price per share of the shares of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution.

         (5) In case the shares of Common Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or a stock dividend described in paragraph (1) or paragraph (3) of this Section, or a consolidation, merger or sale of assets described in Section 12.10), then and in each such event the Holders shall have the right thereafter to exchange such Securities into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such Securities might have been exchanged immediately prior to such reorganization, reclassification or change.

         (6) For the purpose of any computation under paragraphs (2) and (4) of this Section, the current market price per share of Common Stock on any date shall be deemed to be the average of the Closing Prices for the 15 consecutive Business Days ending on the second trading day before the date in question.

         (7) No adjustment in the exchange price shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph
(7)) would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this paragraph (7) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (7) shall be made to the nearest cent.

         (8) The REIT may, but shall not be required to, make such reductions in the exchange price, in addition to those required by paragraph (1), (2), (3),
(4) and (5) of this Section, as the Board of Directors considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons. The Board of Directors shall have the power to resolve any ambiguity or correct any error in the adjustments made pursuant to this Section 12.4 and its actions in so doing shall be final and conclusive.

         (9) The adjustments provided for in this Section shall be made successively whenever any event listed herein shall occur.

SECTION 12.5  Notice of Adjustment of Exchange Price.

         Whenever the exchange price is adjusted as herein provided:

              (a) the Issuer and the REIT shall compute the adjusted exchange price in accordance with Section 12.4 and shall prepare an Officers' Certificate setting forth the adjusted exchange price and showing in reasonable detail the facts upon which such adjustment is based and the computation thereof, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of exchange of Securities pursuant to
         Section 2.3 and with the Trustee; and

              (b) a notice stating that the exchange price has been adjusted and setting forth the adjusted exchange price, and setting forth a brief statement of the facts requiring such adjustment and the computation thereof shall as soon as practicable be mailed by the Issuer and the REIT to all Holders at their last addresses as they shall appear in the Security Register. Neither the Trustee nor any Exchange Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder of Securities desiring inspection thereof; and

              (c) If the exchange price is adjusted and the Issuer and the REIT fail to file an Officer's Certificate with the Trustee as provided by
         Section 12.5(a) and the Trustee is acting as the Exchange Agent, the Trustee shall be entitled to rely on the exchange price set forth in the Officer's Certificate most recently received by the Trustee (or as set forth in this Indenture if the exchange price shall not have been adjusted).

SECTION 12.6  Notice of Certain Action.

         (1)  In case:

              (a) the REIT shall authorize the granting to holders of its shares of Common Stock of rights or warrants entitling them to subscribe for or purchase any shares of Capital Stock of any class or of any other rights; or

              (b) of any reclassification of the shares of Common Stock, or of any consolidation or merger to which the REIT is a party and for which approval of any shareholders of the Issuer is required, or of the sale or transfer of all or substantially all of the assets of the REIT; or

              (c) of the voluntary or involuntary dissolution, liquidation or winding up of the REIT;

then, in each case, the REIT shall cause to be filed at each office or agency maintained for the purpose of exchange of Securities pursuant to Section 2.3 and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such


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
dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Such notice shall also state whether such transaction will result in any adjustment in the exchange price applicable to the Securities and, if so, shall state what the adjusted exchange price will be and when it will become effective. Neither the failure to give the notice required by this
Section 12, nor any defect therein, to any particular Holder shall affect the sufficiency of the notice or the legality or validity of any such dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding-up, or the vote on any action authorizing such with respect to the other holders.

         (2) In case the REIT or any Affiliate of the REIT shall propose to engage in a "Rule 13e-3 Transaction" as defined in the SEC's Rule 13e-3 under the Securities Exchange Act of 1934, as amended, the REIT shall, no later than the date on which any information with respect to such Rule 13e-3 Transaction is first required to be given to the SEC or any other person pursuant to such Rule 13e-3, cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, a copy of all information required to be given to the SEC or such other person pursuant to such Rule 13e-3. The information required to be given under this paragraph shall be in addition to and not in lieu of any other information required to be given by the REIT pursuant to this
Section 12.6 or any other provision of the Securities or this Indenture.

SECTION 12.7  Taxes on Exchanges.

         The REIT will pay any and all stamp or similar taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on exchange of Securities pursuant hereto. The REIT shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be exchanged, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the REIT the amount of any such tax, or has established to the satisfaction of the REIT that such tax has been paid.


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SECTION 12.8  Fractional Shares.

         No fractional shares or scrip representing fractional shares shall be issued upon the exchange of Securities. If any such exchange would otherwise require the issuance of a fractional share an amount equal to such fraction multiplied by the current market price per share of Common Stock (determined as provided in paragraph (6) of Section 12.4) on the day of exchange shall be paid to the Holder in cash by the REIT.

SECTION 12.9  Cancellation of Exchanged Securities.

         All exchanged Securities shall be delivered to the Trustee to be canceled by or at the direction of the Trustee as provided in Section 2.10.

SECTION 12.10 Provisions in Case of Consolidation, Merger or
              Sale of Assets.

         (1) In case of any consolidation of the REIT with, or merger of the REIT into, any other Person, or in case of any merger of another Person into the REIT (other than a consolidation or merger which does not result in any reclassification, exchange or cancellation of outstanding shares of Common Stock), or in case of any sale or transfer of all or substantially all of the assets of the REIT, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right thereafter, during the period such Security shall be exchangeable as specified in Section 12.1 to exchange such Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the REIT into which such Security might have been exchanged immediately prior to such consolidation, merger, sale or transfer. Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section shall similarly apply to successive consolidations, mergers, sales or transfers.

         (2) The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or securities or property receivable by Holders upon the exchange of their Securities after any such reclassification, change, consolidation, merger, sale or conveyance or to any adjustment to be made with respect thereto.

SECTION 12.11 Disclaimer by Trustee and Exchange Agent of
              Responsibility for Certain Matters.

         The Trustee (and each Exchange Agent other than the Issuer, the General Partner, the REIT or any Subsidiary) shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the exchange price, how it should be made or calculated or what it should be, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee (and each Exchange Agent other than the Issuer, the General Partner, the REIT or any Subsidiary) shall not be accountable with respect to the validity, value, kind or amount of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the exchange of any Security; and it makes no representation with respect thereto. The Trustee (and each Exchange Agent other than the Issuer, the General Partner, the REIT or any Subsidiary) shall not be responsible for any failure of the REIT to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of exchange or, subject to Section 7.1, to comply with any of the covenants of the REIT contained in this Article. The Trustee (and each Exchange Agent other than the Issuer, the General Partner, the REIT or any Subsidiary) shall not at any time be under any duty or responsibility to determine or inquire whether as a result of any exchange of any Security any Person would then be deemed to own shares of Common Stock in excess of the limits prescribed in the REIT's Charter.

SECTION 12.12 Covenant to Reserve Shares.

         The REIT covenants that it will at all times reserve and keep available, free from preemptive rights, out of its authorized shares of Common Stock, solely for the purpose of issuance upon exchange of Securities as herein provided, such number of shares of Common Stock as shall then be issuable upon the exchange of all outstanding Securities. The REIT covenants that all shares of Common Stock which shall be so issuable shall be, when issued, duly and validly issued and fully paid and non-assessable. For purposes of this Section 12.12, the number of shares of Common Stock which shall be deliverable upon the exchange of all outstanding Securities shall be computed as if at the time of computation all outstanding Securities were held by a single holder.

SECTION 12.13 Refusal to Exchange Securities to Protect Status.

         The REIT and the Exchange Agent may refuse to permit the exchange of any Security if the Board of Directors shall in


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
good faith determine such action necessary (i) to protect the REIT's continuing qualification as a real estate investment trust under Section 856(a) of the Code
(ii) to comply with the Ownership Limit, or (iii) to avoid the REIT's classification as a pension-held real estate investment trust under Code Section 856(h). A person shall be considered to own shares of Common Stock if the person Beneficially Owns such Common Stock or Constructively Owns such Common Stock. The terms "Ownership Limit," "Existing Holder Limit", "Beneficially Owns" and "Constructively Owns" shall have the meanings set forth in the REIT's Charter. Any attempted exchange of a Security or Securities by a Holder in violation of the limits set forth in this paragraph (1) above shall be null and void ab initio as to such Holder and such Holder shall not acquire any rights or economic interest in the Common Stock issuable upon such exchange. The REIT shall advise the Exchange Agent in writing promptly of any such determination by the Board of Directors with respect to any Security, identifying such Security by Holder and other appropriate method and shall instruct the Exchange Agent not to effect the exchange of such Security. The Exchange Agent shall not be liable to the REIT, Holders of Securities or any other persons for transfers of Securities effected prior to its receipt of such instructions from the REIT and the REIT shall indemnify the Exchange Agent (and its officers, directors, employees and agents) for all costs and expenses incurred by it, in connection with refusing to exchange Securities as instructed by the REIT.


                                   ARTICLE 13

                                    GUARANTEE

SECTION 13.1  Guarantee of the Obligations of the Issuer.

         Commencing March 31, 1997, the REIT and the General Partner, jointly and severally, hereby unconditionally guarantee, to the extent set forth in
Section 13.3, to the Holders and to the Trustee (i) the prompt payment of the principal of, premium, if any, and interest on the Securities when the same shall become due and payable (whether at stated maturity, by acceleration or otherwise); (ii) to exchange such Securities by delivering duly authorized, validly issued, fully paid and non-assessable shares of Common Stock in exchange therefore according to the terms of such Security and this Indenture; and (iii) the due and punctual performance by the Issuer of its obligations under the Securities, the Security Documents and this Indenture, including, without limitation, the prompt payment of all costs associated with the protection of the Collateral or the enforcement of the Issuer's obligations and the Trustee's rights under the Securities, the Security Documents and the Indenture. Each of the REIT and the General Partner agrees that this Section 13 is a guarantee of payment and performance and not of collection, and that its obligations under this Section 13 shall be, to the extent set forth in Section 13.3, primary, absolute and unconditional, irrespective of, and unaffected by

         (a) the genuineness, validity, regularity, enforceability or any future amendment or modification of this Indenture, the Securities or any instrument relating thereto or any other agreement, document or instrument to which the Issuer, the General Partner or the REIT is or are or may become a party;

         (b) the absence of any action to enforce the Securities, this Indenture or the Security Documents or the waiver or consent by the Holders with respect to any of the provisions thereof;

         (c) the obtaining of any judgment against the Issuer or any action to enforce this Indenture, the Securities, the Security Documents, or any agreement, document or instrument relating thereto;

         (d) the existence, value or condition of, or failure to perfect any lien against, any security for the Securities or any action, or the absence of any action, by the Trustee or the Holders in respect thereof (including, without limitation, the release of any such security); or

         (e) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being agreed by the REIT and the General Partner that this guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the REIT and the General Partner until the payment and performance, in full, of the Securities.

         The REIT and the General Partner shall be regarded, and shall be in the same position, as the principal debtor with respect to the Securities. Each of the REIT and the General Partner hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, dissolution, liquidation or bankruptcy of the Issuer, protest or notice with respect to any such Security, this Indenture, or the indebtedness evidenced thereby and all demands whatsoever. Each of the REIT and the General Partner hereby waives all rights existing now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel the Trustee or any Holder to proceed in respect of the Securities against the Issuer or any other party or against any security for the payment and performance of the Securities before proceeding against, or as a condition to proceeding against, the REIT or the General Partner. Each of the REIT and the General Partner agrees that any notice or directive given at any time to the Trustee or any

Holder which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by the Trustee, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Indenture for the reason that such pleading or introduction would be at variance with the written terms of this Indenture, unless the Trustee has specifically agreed otherwise in writing. It is agreed among the REIT, the General Partner and the Holders that the foregoing waivers are of the essence of the transaction contemplated by the Securities, this Indenture or any instrument relating thereto and that, but for this guarantee and such waivers, the Holders would decline to purchase the Securities.

SECTION 13.2  Enforcement of Guarantee.

         In no event shall the Holders or the Trustee have any obligation (although it is entitled, at its option) to proceed against the Issuer or any other person or any real or personal property before seeking satisfaction from the REIT or the General Partner, and the Trustee may proceed, prior or subsequent to, or simultaneously with, the enforcement of the Holders' or Trustee's rights hereunder, to exercise any right or remedy which it may have against any property, real or personal, as a result of any lien it may have as security for all or any portion of the Securities.

SECTION 13.3  Guarantee Subordinated to Senior Indebtedness.

         Each of the Guarantors agrees, and each Holder by accepting a Security agrees, that the Guarantee is expressly subordinated in right of payment to the prior payment in full of all Senior Indebtedness, to the same extent and in the same manner as the Indebtedness evidenced by the Securities is subordinated in right of payment to Senior Indebtedness of the Issuer under Article 11 (including, without limitation, the payment blockage provisions of Section 11.3), and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness, and authorizes and directs the Trustee to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination as provided in this Section 13.3 and appoints the Trustee as attorney-in-fact for any and all such purposes.

         Only Indebtedness of the REIT and the General Partner which is Senior Indebtedness shall rank senior to the Guarantee. This Section 13.3 shall remain in full force and effect as long as any Senior Indebtedness is outstanding or any commitment to advance Senior Indebtedness exists.

SECTION 13.4  Subrogation.

         Each of the REIT and the General Partner waives all, and agrees that it shall not exercise any, rights which it may have acquired by way of subrogation under this guarantee or otherwise and shall not seek any reimbursement from the Issuer in respect of moneys realized from the REIT or the General Partner hereunder, and if any payment shall be made to the REIT or the General Partner on account of such subrogation or reimbursement rights at any time, each and every amount so paid shall forthwith be paid to the Trustee to be credited and applied against the Securities, whether matured or unmatured, and then against any other obligations arising under this Indenture and the Security Documents. This waiver shall cease to be effective upon the satisfaction and discharge of all obligations under this Indenture, the Securities and the Security Documents.

SECTION 13.5  Continuing Guarantee.

         Each of the REIT and the General Partner agrees that this Section 13 of the Indenture is a continuing guarantee and shall remain in full force and effect until the payment and performance in full of the obligations contained in this Indenture, the Securities, and the Security Documents.


                                   ARTICLE 14

                                  MISCELLANEOUS

SECTION 14.1  Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provisions shall control. The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 14.2  Notices.

         Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, or first class mail, postage prepaid (except that any notice by the Trustee to the Issuer of a Default or an Event of Default under this Indenture shall be by registered or certified mail, postage prepaid, return receipt requested), or by a nationally-recognized overnight express courier service (which notices or communications shall be deemed received the Business Day after the receipt thereof by such service), addressed as follows:

         if to the Issuer, the General Partner or the REIT:

         Lepercq Corporate Income Fund L.P.
         c/o Lexington Corporate Properties, Inc.
         355 Lexington Avenue
         New York, New York 10017
         Phone:  (212) 692-7242
         Fax:    (212) 986-6972

         Attention:  T. Wilson Eglin

         if to the Trustee:

         The Chase Manhattan Bank
         450 West 33rd Street
         15th Floor
         New York, New York 10001
         Phone:  (212) 946-3084
         Fax:    (212) 946-8161

         Attention:  Global Institution Services

The Issuer or the Trustee by notice to the other may designate additional or different addresses as shall be furnished in writing by either party. Any notice or communication to the Issuer or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered, and five (5) Business Days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

         Any notice or communication mailed to a Securityholder shall be mailed to the address of such Securityholder as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice, as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

         If the Issuer mails any notice or communication to Securityholders, it shall mail a copy to the Trustee and all Agents at the same time.

SECTION 14.3  Communications by Holders with Other Holders.

         Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 14.4  Certificate and Opinion as to Conditions
              Precedent.

         Upon any request or application by the Issuer to the Trustee to take any action under this Indenture or the Security Documents, the Issuer shall furnish to the Trustee:

         (1) an Officers' Certificate (which shall include the statements set forth in Section 14.5) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture and the Security Documents relating to the proposed action have been complied with; and

         (2) an Opinion of Counsel (which shall include the statements set forth in Section 14.5) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 14.5  Statements Required in Certificate and Opinion.

         Each Certificate and Opinion with respect to compliance with a condition or covenant provided for in this Indenture or the Security Documents (except where provision is made otherwise for delivery of a Certificate or an Opinion) shall include:

         (1) a statement that the person making such certificate or opinion has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with;

         (4) a statement as to whether or not, in the opinion of such person, such covenant or condition has been complied with; and

         (5) such other statements as the Trustee may reasonably request.

SECTION 14.6  Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Registrar, Paying Agent or Exchange Agent may make reasonable rules for its functions.

SECTION 14.7  Record Date.

         Whenever the Issuer or the Trustee solicits an act of Securityholders, the Issuer or the Trustee, as the case may be, may fix in advance of the solicitation of such act a date as the record date for determining Securityholders entitled to perform said act. The record date shall be not more than 15 days prior to the date fixed for the solicitation of said act.

SECTION 14.8  Legal Holidays.

         A "Legal Holiday" is a Saturday, a Sunday or a day on which banks or trust companies in the city in which either the Trustee, the Issuer, the General Partner or the REIT is located are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 14.9  Governing Law.

         THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

SECTION 14.10 No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 14.11 No Recourse against Others.

         All liability described in Paragraph 19 of the Securities of any trustee, officer, director, employee or shareholder, as such, of the Issuer, the General Partner or the REIT is waived and released. There shall be no recourse against the General Partner until the date on which its guarantee becomes effective pursuant to this Indenture.

SECTION 14.12 Successors.

         All agreements of the Issuer, the General Partner or the REIT in this Indenture, the Security Documents and the Securities shall bind its successor. All agreements of the Trustee in this Indenture and the Security Documents shall bind its successor.

SECTION 14.13 Multiple Counterparts.

         The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

SECTION 14.14 Table of Contents, Headings, etc.

         The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 14.15 Severability.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a

Holder shall have no claim therefor against any party hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                       "ISSUER"

                                       LEPERCQ CORPORATE INCOME FUND L.P.


                                       By: Lex GP-1, Inc., its General Partner

                                       By:______________________________________


                                       "REIT"

                                       LEXINGTON CORPORATE PROPERTIES, INC.


                                       By:______________________________________


                                       "GENERAL PARTNER"

                                       LEX GP-1, INC.


                                       By:______________________________________


                                       "TRUSTEE"


                                       THE CHASE MANHATTAN BANK


                                       By:______________________________________